Filed Pursuant to Rule 424(b)(5)

Registration No. 333-269663

PROSPECTUS SUPPLEMENT

(To Prospectus Dated October 15, 2024)

SPHERE 3D CORP.

$10,300,000

Common Shares

This prospectus supplement and the accompanying prospectus relate to the issuance and sale of up to $10,300,000 of our common shares, no par value ("common shares"), from time to time through our sales agents, A.G.P./Alliance Global Partners ("A.G.P.") and Maxim Group LLC ("Maxim") (each, a "Sales Agent" and, collectively, the "Sales Agents"). These sales, if any, will be made pursuant to the terms of the Amended and Restated Sales Agreement, dated July 31, 2026 (the "A&R Sales Agreement"), by and among us and the Sales Agents, which amended and restated our Sales Agreement, dated January 3, 2025, with A.G.P. (the "Prior Sales Agreement") to add Maxim as a Sales Agent and otherwise retain all material terms thereof.

Sales of our common shares under this prospectus supplement, if any, may be made by any method deemed to be an "at the market offering" as defined in Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), including sales made directly on or though the Nasdaq Capital Market or any other existing trading market in the United States for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agents as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law.

The Sales Agents are not required to sell any specific number or dollar amount of securities. Instead, each Sales Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreed terms between such Sales Agent and the Company. There is no arrangement for funds to be received in any escrow, trust or similar arrangement. The Sales Agents will be entitled to compensation under the terms of the A&R Sales Agreement at a commission rate equal to 3% of the gross sales price from sales of common shares under this offering. We will use the net proceeds from any sales under this prospectus supplement as described under "Use of Proceeds." The amount of proceeds we receive from sales of our common shares, if any, will depend on the number of shares actually sold and the offering price of such shares.

In connection with the sale of common shares on our behalf, each Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as a sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Sales Agent with respect to certain liabilities, including liabilities under the Securities Act.

Our common shares are listed on the Nasdaq Capital Market under the symbol "ANY." The last reported sale price of our common shares on the Nasdaq Capital Market on July 30, 2026, was $2.35 per share.

As of the date of this prospectus supplement, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was $46,107,197.90, based on 8,619,150 outstanding common shares, of which 458,584 common shares were held by affiliates, and a price of $5.65 per share, which was the closing price of our common shares on the Nasdaq Capital Market on June 3, 2026. As of the date hereof, we have offered and sold $5,018,576 of securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus supplement. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on the registration statement of which this supplement forms a part in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the "Baby Shelf Limitation").

Neither Sales Agent is registered as an investment dealer in any Canadian jurisdiction and, accordingly, the Sales Agents will only sell the common shares into the United States and will not, directly or indirectly, solicit offers to purchase or sell the common shares in Canada.

Investing in our securities involves a high degree of risk, including that the trading price of our common shares has been subject to volatility and investors in this offering may not be able to sell their common shares above the actual offering price or at all.

See "Risk Factors" beginning on page PS-4 of this prospectus supplement, page 11 of the accompanying base prospectus and under similar headings in the documents incorporated by reference into this prospectus supplement and the accompanying base prospectus.

The enforcement of judgments obtained in Canada and by investors of civil liabilities under the U.S. federal securities laws may be affected adversely by the fact that the Company is existing under and governed by the laws of the province of Ontario and the federal laws of Canada, that some or all of the Company's officers and directors are residents of Canada, and that a substantial portion of the Company's assets, and the assets of most of the officers and directors of the Corporation are located outside the United States. Messrs. Dent, Gates, Block, Kalbfleisch and Hanley, directors of the Corporation, reside outside of Canada. Although Messrs. Dent, Gates, Block, Kalbfleisch and Hanley, have appointed the Company as their agent for service of process in Canada, purchasers are advised that it might not be possible for investors to enforce judgments obtained in Canada against Messrs. Dent, Gates, Block, Kalbfleisch and Hanley.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

A.G.P. Maxim Group LLC

The date of this prospectus supplement is July 31, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

PS-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated October 15, 2024, are part of a registration statement on Form S-3 (File No. 333-269663) that we filed with the Securities and Exchange Commission, or the SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. Generally, when we refer to this "prospectus," we are referring to both documents combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading "Where You Can Find Additional Information," before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Sales Agents have not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading "Where You Can Find More Information."

PS-ii

FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain "forward-looking statements" within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act and "forward-looking information" within the meaning of applicable Canadian securities legislation and may involve material risks, assumptions and uncertainties. Forward-looking statements typically are identified by the use of terms such as "may," "will," "should," "believe," "might," "expect," "anticipate," "intend," "plan," "estimate," and similar words, although some forward-looking statements are expressed differently.

Any forward looking statements contained in this prospectus supplement, accompanying prospectus and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement are only estimates or predictions of future events based on information currently available to our management and management's current beliefs about the potential outcome of future events. Whether these future events will occur as management anticipates, whether we will achieve our business objectives, and whether our revenues, operating results, or financial condition will improve in future periods are subject to numerous risks. There are a number of important factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements. These important factors include those that we discuss under the heading "Risk Factors" and in other sections of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and our Quarterly Reports on Form 10-Q, as well as in our other reports filed from time to time with the SEC that are incorporated by reference into this prospectus supplement and the accompanying prospectus. You should read these factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and in the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus supplement or the documents we incorporate by reference into this prospectus supplement and the accompanying prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

PS-iii

PROSPECTUS SUPPLEMENT SUMMARY

This summary is not complete and does not contain all of the information that you should consider before investing in the securities offered by this prospectus. You should read this summary together with the entire prospectus supplement and accompanying prospectus, including our risk factors (as provided for herein and incorporated by reference), financial statements, the notes to those financial statements and the other documents that are incorporated by reference in this prospectus supplement, before making an investment decision. You should carefully read the information described under the heading "Where You Can Find More Information." We have not authorized anyone to provide you with information different from that contained in this prospectus. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

Unless the context otherwise requires, the terms "the Company," "we," "us," and "our" in this prospectus each refer to Sphere 3D Corp., our subsidiaries, and our consolidated entities.

Overview

We are a digital infrastructure company that owns, operates and is expanding scalable power and data center assets for high-performance computing, artificial intelligence ("AI") workloads, and digital asset infrastructure. We commenced operations of our Bitcoin mining business in January 2022. Following the Combination (as defined below), we own and operate the power and data center infrastructure underlying a substantial portion of our fleet, rather than relying on third-party hosting providers. We generate revenue from both proprietary Bitcoin mining operations and effective June 1, 2026, from hosting services provided to third parties under hosting agreements and are evaluating, on a site-by-site basis, the suitability of our sites for high-performance computing ("HPC") and AI infrastructure workloads.

We obtain Bitcoin as a result of our mining operations, and when necessary, we sell Bitcoin to support our operations and strategic growth. We mine Bitcoin in states that do not have any material state-specific regulatory restrictions on the mining of Bitcoin. However, it is possible that these states or other states in which we may seek to operate may create laws that would impede Bitcoin mining. We do not currently plan to engage in regular trading of Bitcoin other than sales to convert our Bitcoin into U.S. dollars. Decisions to hold or sell our Bitcoin are made by management based on real-time market monitoring and forward looking forecasts. Our treasury strategy is to utilize Bitcoin interchangeably with U.S. dollars, and we will sell Bitcoin as needed to fund working capital requirements or potential growth commitments.

As a result of the Combination, we have expanded beyond proprietary Bitcoin mining into a vertically integrated data center infrastructure platform, combining our mining fleet and capital markets access with Cathedra's energy and power infrastructure assets and data center development capabilities. We retained the Sphere 3D Corp. name and our listing on the Nasdaq (Nasdaq: ANY). Following the Combination, we repositioned the business to focus on identifying and contracting energized power capacity and deploying pre-fabricated infrastructure to bring capacity online more rapidly than conventional hyperscale development timelines, while continuing to evaluate the highest-value application for each site.

Following the Combination, we have approximately 53 megawatts ("MW") of operating power capacity across five data centers located in Iowa, Kentucky and Tennessee. Vertically integrating with self-owned and self-operated facilities allows us to reduce our reliance on third-parties and decrease our overall cost to mine a Bitcoin. We also have a development pipeline exceeding 100 MW of potential expansion opportunities. In addition to our proprietary mining operations, we provide hosting services to third parties, which we expect to provide more predictable income to complement the variability of our proprietary mining results. We are actively assessing the highest-value applications for our power capacity, including digital asset mining, hosting, and HPC and AI infrastructure workloads.

On June 25, 2026, our Board of Directors unanimously approved, and recommended that our shareholders approve, a proposed change of our name to DarkHorse Technologies Inc., and we have reserved the ticker symbol "DRK" with Nasdaq for use upon shareholder approval and effectiveness of the name change. The proposed name change will be submitted to shareholders for a vote at a special meeting scheduled for August 24, 2026, and remains subject to shareholder approval.

Recent Developments

As previously announced, on March 5, 2026, we entered into a definitive agreement with Cathedra Bitcoin Inc. ("Cathedra"), a company that builds, develops and operates power infrastructure facilities for use in high-density computing, to combine in an all-stock transaction. On June 1, 2026, the business combination was effectuated by way of a plan of arrangement under the Business Corporations Act (British Columbia), pursuant to which S3D Acquisition Corp., our wholly-owned subsidiary, acquired all of the issued and outstanding shares of Cathedra in a share-for-share transaction, and Cathedra became a wholly-owned subsidiary of the Company (the "Combination"). For purchase consideration, we issued 2,405,300 common shares and 1,387,117 preferred shares of the Company with an aggregate fair value of $7.3 million. Immediately following the closing, former Cathedra security holders held approximately 33% of the voting rights in the combined company, compared with approximately 67% held by Sphere's pre-existing shareholders.

Our Corporate Information

We were incorporated under the Business Corporations Act (Ontario) on May 2, 2007 as T.B. Mining Ventures Inc. On March 24, 2015, we completed a short-form amalgamation with a wholly-owned subsidiary. In connection with the short-form amalgamation, we changed our name to "Sphere 3D Corp." In January 2022, we commenced operations of our Bitcoin mining business. On June 1, 2026, we consummated the Combination. Following the Combination, we are dedicated to becoming a leader as a digital infrastructure company focused on operating and expanding scalable power and data center assets for high-performance computing, AI  workloads, and digital asset infrastructure. Our principal executive offices are located at 243 Tresser Boulevard, 17th Floor, Stamford, CT 06901. Our telephone number is +1 (647) 952-5049 and our Internet website address is www.sphere3d.com. The information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus. We have included our web address as an inactive textual reference only.

The Offering

Common Shares offered by us	Common shares with an aggregate offering price of up to $10,300,000.

Common Shares outstanding after this offering(1)	13,002,128 common shares, assuming sales of 4,382,978 shares of our common shares in this offering at a price of $2.35 per share, which was the closing price of our common shares on the Nasdaq Capital Market on July 30, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	"At the market offering" that may be made from time to time through A.G.P. and Maxim. See the "Plan of Distribution" beginning on page PS-11 in this prospectus supplement for a more complete description of the manner of this offering

Trading Symbol	Our common shares are listed on the Nasdaq Capital Market under the symbol "ANY."

Use of Proceeds	We plan to use the net proceeds from this offering, if any, for working capital and general corporate purposes. See "Use of Proceeds."

Risk Factors	See "Risk Factors" beginning on page PS-4 of this prospectus supplement, as well as the other information included in or incorporated by reference in this prospectus supplement and the accompanying base prospectus, for a discussion of risks you should carefully consider before investing in our securities.

(1) The number of our common shares to be outstanding after this offering is based on 8,619,150 common shares outstanding as of July 29, 2026, and excludes, as of such date, the following:

  48,551 common shares issuable upon the exercise of outstanding stock options, with a weighted average exercise price of $21.31 per share;
  1,686,834 common shares issuable upon the vesting and settlement of outstanding restricted stock units and restricted stock awards;
  2,300 common shares issuable upon conversion of outstanding Series H Preferred Shares;
  1,387,117 common shares issuable upon conversion of outstanding Series I Preferred Shares;
  1,433,045 common shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $86.40 per share; and
  489,621 common shares reserved for future issuance under our equity incentive plan.

RISK FACTORS

Before you make a decision to invest in our securities, you should consider carefully the risks described below, together with other information in this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein and therein. If any of the following events actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common shares to decline and you may lose all or part of your investment. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also significantly impair our business operations and could result in a complete loss of your investment.

You should also carefully consider the risk factors set forth under "Risk Factors" described in our most recent annual report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026 and our quarterly report on Form 10-Q for the quarter ended March 31, 2026, filed with the SEC on May 15, 2026, together with all other information contained or incorporated by reference in this prospectus supplement and in any related free writing prospectus in connection with this offering, before making an investment decision.

Risks Related to This Offering

The common shares offered hereby will be sold in "at the market offerings," and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different levels of dilution, and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.

We intend to use the net proceeds from this offering for working capital and general corporate purposes. However, our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and subject to any agreed upon contractual restrictions under the terms of the subscription agreements, you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results and cash flow.

Future sales or other dilution of our equity could depress the market price of our common shares.

Sales of our common shares, preferred shares, warrants, debt securities or any combination of the foregoing in the public market, or the perception that such sales could occur, could negatively impact the price of our common shares. We have a number of institutional and individual shareholders that own significant blocks of our common shares. If one or more of these shareholders were to sell large portions of their holdings in a relatively short time, for liquidity or other reasons, the prevailing market price of our common shares could be negatively affected.

We may need to seek additional capital. If this additional financing is obtained through the issuance of equity securities, debt convertible into equity or options or warrants to acquire equity securities, our existing shareholders could experience significant dilution upon the issuance, conversion or exercise of such securities.

Our share price may be volatile, and your investment may suffer a decline in value.

The trading price of our common shares may experience wide fluctuations. The price of the common shares that will prevail in the market may be higher or lower than that of this offering depending on numerous factors, some of which are beyond our control and may not be directly related to our operating performance. These factors include, but are not limited to, market, industry and other factors, including the risk factors described under the section captioned "Risk Factors" contained in our Annual Report on Form 10-K for the year ended December 31, 2025 and our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, as applicable, all of which are incorporated by reference in this prospectus supplement in their entirety. The market price of our common shares may also be dependent upon the valuations and recommendations of the analysts who cover our business. If the results of our business do not meet these analysts' forecasts, the expectations of investors or the financial guidance we provide to investors in any period, the market price of our common shares could decline.

In addition, the stock markets in general, and the markets for technology stocks in particular, have experienced significant volatility that has often been unrelated to the financial condition or results of operations of particular companies. These broad market fluctuations may adversely affect the trading price of our common shares and, consequently, adversely affect the price at which you could sell the shares that you purchase in this offering. In the past, following periods of volatility in the market or significant price declines, securities class-action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management's attention and resources, which could materially and adversely affect our business, financial condition, results of operations and growth prospects.

We may issue debt and equity securities or securities convertible into equity securities, any of which may be senior to our common shares as to distributions and in liquidation, which could negatively affect the value of our common shares.

In the future, we may attempt to increase our capital resources by entering into debt or debt-like financing that is unsecured or secured by up to all of our assets, or by issuing additional debt or equity securities, which could include issuances of secured or unsecured commercial paper, medium-term notes, senior notes, subordinated notes, guarantees, preferred stock, hybrid securities, or securities convertible into or exchangeable for equity securities. In the event of our liquidation, our lenders and holders of our debt and preferred securities would receive distributions of our available assets before distributions to the holders of our common shares. Because our decision to incur debt and issue securities in future offerings may be influenced by market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings or debt financings. Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future.

If our common shares are delisted from Nasdaq, the liquidity and market price of our common shares could be adversely affected and our ability to raise capital could be impaired.

If our common shares are delisted, market liquidity for our common shares could be severely affected and our stockholders' ability to sell their common shares could be limited. A delisting of our common shares from Nasdaq would negatively affect the value of our common shares. A delisting of our common shares could also adversely affect our ability to obtain financing for our operations and could result in the loss of confidence in our company.

Even if this offering is successful, if we do not obtain adequate capital funding or improve our financial performance, we may not be able to continue as a going concern.

We have limited non-recurring revenues derived from operations. We have a history of net losses, and we expect to continue to incur net losses and we may not achieve or maintain profitability. We may see continued losses during 2026 and as a result of these and other factors, we may not be able to achieve, sustain or increase profitability in the near future.

These factors raise substantial doubt about our ability to continue as a going concern. If we are unable to obtain adequate funding or if we are unable to grow our revenue substantially to achieve and sustain profitability, we may not be able to continue as a going concern. The report of our independent registered public accounting firm for the years ended December 31, 2025 and 2024 included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 contains an explanatory paragraph indicating that there is substantial doubt as to our ability to continue as a going concern as a result of recurring losses from operations.

If we are unable to raise additional capital when required or on acceptable terms, we may be required to significantly delay, scale back or restrict our operations and our acquisition program or obtain funds by entering into agreements on unattractive terms, which would likely have a material adverse effect on our business, stock price and our relationships with third parties with whom we have business relationships, at least until additional funding is obtained. If we do not have sufficient funds to continue operations, we could be required to seek bankruptcy protection or other alternatives that would likely result in our stockholders losing some or all of their investment in us. In addition, our ability to achieve profitability or to respond to competitive pressures would be significantly limited.

USE OF PROCEEDS

We estimate that the net proceeds from our issuance and sale of common shares in this offering will be approximately $9.9 million after deducting the Sales Agents fees, discounts and commissions and estimated offering expenses payable by us.

We currently intend to use the net proceeds from this offering primarily for working capital and general corporate purposes and in furtherance of our corporate strategy. We have not entered into any definitive agreements with respect to any acquisitions as of the date of this prospectus supplement. Pending application of the net proceeds as described above, we may invest the net proceeds of this offering in short-term, investment-grade, interest-bearing securities.

We have broad discretion in determining how the proceeds of this offering will be used, and our discretion is not limited by the aforementioned possible uses. Our board of directors believes the flexibility in application of the net proceeds is prudent. See the section entitled "Risk Factors-Risks Relating to this Offering- Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively."

DILUTION

Our net tangible book value as of March 31, 2026 was approximately $18.8 million, or $4.98 per share. We calculate net tangible book value per share by dividing our net tangible book value, which is tangible assets less total liabilities, by the number of outstanding common shares. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchaser of common shares in this offering and the as adjusted net tangible book value per common share immediately after giving effect to this offering.

Our pro forma net tangible book value as of March 31, 2026 would have been approximately $26.8 million, or $3.11 per share, after giving effect to (i) the completion of the Arrangement on June 1, 2026, as described under "Prospectus Supplement Summary-Recent Developments" and (ii) the issuance of 1,803,856 common shares for net proceeds of approximately $3.8 million pursuant to the Prior Sales Agreement between April 1, 2026 and July 29, 2026.

Our pro forma as adjusted net tangible book value as of March 31, 2026 would have been approximately $36.7 million, or $2.82 per share, after giving further effect to the sale of our common shares pursuant to this prospectus supplement in the aggregate amount of approximately $9.9 million, assuming the sale of all of the shares offered hereunder at an assumed offering price of $2.35 per share, the last reported sale price of our common shares on the Nasdaq Capital Market on July 30, 2026, and after deducting commissions and estimated aggregate offering expenses payable by us. This represents an immediate decrease in net tangible book value of $0.29 per share to our existing shareholders and an immediate increase in net tangible book value of $0.47 per share to new investors, or approximately 20% of the assumed public offering price of $2.35 per share.

The following table illustrates this per share dilution to the new investor purchasing common shares in this offering:

Offering price per common share		$2.35
Historical net tangible book value per share as of March 31,2026	$4.98
Decrease per share attributable to the pro forma adjustments described above	$(1.87)
Pro forma net tangible book value per share as of March 31, 2026	$3.11
Decrease in pro forma net tangible book value per share attributable to this offering	$(0.29)
Pro forma as adjusted net tangible book value per share after giving effect to this offering		$2.82
Increase per share to the new investors in this offering		$0.47

The number of common shares that will be outstanding after this offering is based on 3,767,086 common shares, as of March 31, 2026, and, unless otherwise indicated, excludes, as of such date, the following:

  48,551 common shares issuable upon the exercise of outstanding stock options, with a weighted average exercise price of $21.31 per share;
  653,815 common shares issuable upon the vesting and settlement of outstanding restricted stock units;
  2,300 common shares issuable upon conversion of outstanding Series H Preferred Shares;
  1,324,534 common shares issuable upon the exercise of outstanding warrants, with a weighted average exercise price of $85.32 per share; and
  133,390 common shares reserved for future issuance under our equity incentive plan.

Each $0.25 increase in the assumed public offering price of $2.35 per share (the last reported sale price of our common shares on the Nasdaq Capital Market on July 30, 2026) would increase our pro forma as adjusted net tangible book value by approximately $0.18 per share and would result in a decrease per share to new investors in this offering by approximately $0.07 per share, assuming no change to the dollar value of common shares being offered hereby set forth on the cover page of this prospectus supplement, and after deducting commissions and estimated offering expenses payable by us.

Each $0.25 decrease in the assumed public offering price of $2.35 per share (the last reported sale price of our common shares on the Nasdaq Capital Market on July 30, 2026) would decrease our as pro forma adjusted net tangible book value by approximately $0.18 per share and would result in an increase per share to new investors of this offering by approximately $0.07 per share, assuming no change to the dollar value of common shares being offered hereby set forth on the cover page of this prospectus supplement, and after deducting commissions and estimated offering expenses payable by us.

To the extent that the outstanding options or warrants are exercised or preferred shares converted, new investors will experience further dilution. In addition, we may choose to raise additional capital due to market conditions or strategic considerations. To the extent that additional capital is raised through the sale of securities, the issuance of those securities could result in further dilution to our shareholders.

DESCRIPTION OF SECURITIES WE ARE OFFERING

Common Shares

Our authorized capital includes an unlimited number of common shares. The following is a description of the material terms of our share capital of as set forth in our articles of amalgamation and bylaws, as amended to date, and certain related sections of the OBCA.

Voting, Dividend and Other Rights. Each outstanding common share entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of common shares have no cumulative voting, pre-emptive, subscription or conversion rights. The board of directors determines if and when distributions may be paid out of legally available funds to the holders. The declaration of any cash dividends in the future will depend on the board of directors' determination as to whether, in light of earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common shares in the foreseeable future.

Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of preferred shares to receive preferential distributions, each outstanding common share may participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities.

Majority Voting. In accordance with our by-laws, two holders representing not less than 33 1/3rd % of the outstanding common shares constitute a quorum at any meeting of the shareholders. A majority of the votes cast at a meeting of shareholders elects directors. The common shares do not have cumulative voting rights. Therefore, the holders of a majority of the outstanding common shares can elect all of the directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors.

As previously disclosed in the Definitive Proxy Statement, dated July 13, 2026, filed with the Commission on such date, we are seeking shareholder approval to approve the adoption of a special resolution (the "Continuance Resolution") authorizing the Company to make an application for the continuance (the "Continuance") of the Company from the laws of the Province of Ontario to the laws of the Province of British Columbia and approving the notice of articles and articles of the continued company, as described in the Proxy Statement (the "Continuance Proposal"). If the Continuance Proposal is approved and the Continuance is effectuated, the Company and its share capital will be governed by the laws of the Province of British Colombia under the Business Corporations Act (British Columbia) ("BCBCA"). The material terms described above with respect to our common shares will remain unchanged under the BCBCA and our proposed amended articles, in all material respects, following the Continuance. However, there are certain differences between the terms of the BCBCA and the OBCA that may affect the rights of the shareholders of the Company. For a non-exhaustive discussion of these differences between the BCBCA and the OBCA, please refer to the summary comparison appended to the Proxy Statement as Appendix "B."

PLAN OF DISTRIBUTION

We have entered into the A&R Sales Agreement with A.G.P. and Maxim, dated July 31, 2026, which amended and restated the Prior Sales Agreement. Under the terms of the A&R Sales Agreement, we may offer and sell up to $10,300,000 of our common shares from time to time through the Sales Agents. Sales of common shares, if any, under this prospectus supplement may be made in transactions that are deemed to be "at the market offerings" as defined in Rule 415 under the Securities Act, including sales made directly on or through the Nasdaq Capital Market, the existing trading market for our common shares, sales made to or through a market maker other than on an exchange or otherwise, directly to the Sales Agents as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices and/or in any other method permitted by law. No common shares will be offered or sold in Canada through any trading market in Canada.

We will pay the Sales Agents commissions for their services in acting as agents in the sale of our common shares at a commission rate equal to 3% of the gross sales price from sales of shares under this offering. The Sales Agents may effect sales to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the Sales Agents and/or purchasers of common shares for whom they may act as agents or to whom they may sell as principals. We estimate that the total expenses for the offering, excluding compensation and reimbursements payable to the Sales Agents under the A&R Sales Agreement, will be approximately $99,000.

Settlement for sales of common shares will occur on the first business day following the date on which any sales are made, or on some other date that is agreed upon by us and the applicable Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

In connection with the sale of the common shares on our behalf, each Sales Agent will be deemed to be an underwriter within the meaning of the Securities Act, and its compensation as a sales agent will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to each Sales Agent against certain civil liabilities, including liabilities under the Securities Act.

The offering pursuant to the A&R Sales Agreement will terminate upon the earlier of (1) the issuance and sale of all of our common shares subject to the A&R Sales Agreement; and (2) the termination of the A&R Sales Agreement as permitted therein.

The Sales Agents and/or their affiliates may in the future perform various financial advisory and commercial and investment banking services for us and our affiliates, for which they may in the future receive customary compensation and expense reimbursement. Affiliates of the Sales Agents may be lenders or agents under our various credit facilities in the future, and affiliates of the Sales Agents may hold our securities. The Sales Agents and/or their affiliates may also make investment recommendations and/or publish or express independent research views in respect of our securities or financial instruments related to our securities and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Neither Sales Agent is registered as an investment dealer in any Canadian jurisdiction and, accordingly, each will only sell the common shares in the United States, and will not, directly or indirectly, solicit offers to purchase or sell the common shares in Canada. Subject to applicable laws, the Sales Agents may offer the common shares outside of Canada and the United States.

To the extent required by Regulation M, the Sales Agents will not engage in any market making activities involving our common shares while the offering is ongoing under this prospectus supplement.

Listing

The transfer agent and registrar for our common shares is TSX Trust Company. Our common shares are listed on the Nasdaq Capital Market under the symbol "ANY."

Other Relationships

The Sales Agents and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

LEGAL MATTERS

Selected legal matters with respect to the validity of the securities offered by this prospectus supplement will be passed upon for us by DuMoulin Black LLP, our special legal counsel as to Ontario, Canada law. Certain matters of U.S. federal law will be passed upon for us by Greenberg Traurig, P.A., Miami, Florida. Thompson Hine LLP, New York, New York represents the Sales Agents in the offering related to certain U.S. legal matters and TingleMerrett LLP, Alberta, Canada represents the Sales Agents in the offering related to certain Canadian legal matters.

EXPERTS

The financial statements of Sphere 3D Corp. incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding the Company's ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Cathedra Bitcoin Inc. incorporated in this prospectus supplement by reference to the Current Report on Form 8-K filed with the SEC on June 3, 2026 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding Cathedra's ability to continue as a going concern) of SRCO Professional Corporation, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement.

For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. We file annual, quarterly and current reports and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's website at http:/www.sec.gov. You may also read and copy any document we file at the SEC's public reference room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because our common shares are listed on Nasdaq Capital Market, you may also inspect reports, proxy statements and other information at the offices of the Nasdaq Capital Market. Information found on our website is not part of this prospectus supplement or any other report we file with or furnish to the Securities and Exchange Commission.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them into this prospectus supplement. This means that we can disclose important information about us and our financial condition to you by referring you to another document filed separately with the SEC instead of having to repeat the information in this prospectus supplement. The information incorporated by reference is considered to be part of this prospectus supplement and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed:

  our Annual Report on Form 10-K for the year ended December 31, 2025, filed on March 27, 2026;
  our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2026, filed on May 15, 2026;
  the portions of our definitive Proxy Statement on Schedule 14A filed with the SEC on April 2, 2026 that are incorporated by reference into Part III of our Annual Report on Form 10-K for the year ended December 31, 2025;
  our Current Reports on Form 8-K, filed on January 16, 2026, February 12, 2026, February 27, 2026, March 11, 2026, May 14, 2026, May 21, 2026, and June 3, 2026 (in each case, other than the portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and the exhibits furnished therewith); and
  the description of our common shares contained in our Registration Statement on Form 8-A (File No. 001-36532), filed with the SEC on July 7, 2014, pursuant to Section 12(b) of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

Additionally, all reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act after the date of this prospectus supplement and prior to the termination or completion of this offering, shall be deemed to be incorporated by reference in this prospectus supplement and to be part hereof from the date of filing of such reports and other documents. Any information that we subsequently file with the SEC that is incorporated by reference as described above will automatically update and supersede any previous information that is part of this prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Sphere 3D Corp.

243 Tresser Blvd.

17th Floor

Stamford, CT 06901

(647) 952-5049

Statements contained in this prospectus supplement as to the contents of any contract or other documents are not necessarily complete, and in each instance you are referred to the copy of the contract or other document filed as an exhibit to the registration statement or incorporated by reference herein, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

PROSPECTUS

Sphere 3D Corp.

Common Shares

Preferred Shares

Debt Securities

Warrants

Units

We may offer and sell from time to time common shares, preferred shares, debt securities, warrants and units of Sphere 3D Corp. in any combination from time to time in one or more offerings, at prices and on terms described in one or more supplements to this prospectus. The securities offered by this prospectus will have an aggregate offering price of up to $100,000,000. The preferred shares, debt securities, warrants and units may be convertible into or exercisable or exchangeable for our common shares or other securities. This prospectus provides you with a general description of the securities we may offer.

Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the offering and the terms of the securities. The supplement may also add, update or change information contained in this prospectus. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

We may sell the securities independently or together with any other securities registered hereunder through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis. See "Plan of Distribution." If any underwriters, dealers or agents are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangements between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement.

Our principal executive offices are located at 243 Tresser Blvd., 17th Floor, Stamford, CT 06901. Our telephone number is +1 (647) 952-5049 and our Internet website address is www.sphere3d.com. Our common shares are listed on the Nasdaq Capital Market under the symbol "ANY."

As of August 1, 2024, the aggregate market value of our outstanding common shares held by non-affiliates, or public float, was $25,920,073, based on 20,743,205 outstanding common shares, of which 650,125 common shares were held by affiliates, and a price of $1.29 per share, which was the price at which our common shares were last sold on the Nasdaq Capital Market on July 16, 2024. We have not offered any securities pursuant to General Instruction I.B.5 of Form F-3 or General Instruction I.B.6 of Form S-3 during the prior 12-calendar-month period that ends on and includes the date of this prospectus. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the "Baby Shelf Limitation").

Investing in our securities involves risks. See the "Risk Factors" section on page 11 of this prospectus, and those contained in the applicable prospectus supplement, any related free writing prospectus and the documents we incorporate by reference in this prospectus to read about factors you should consider before investing in our securities.

This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosures in this prospectus, including any prospectus supplement and documents incorporated by reference. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 14, 2024

ABOUT THIS PROSPECTUS

You should read this prospectus and any prospectus supplement together with the additional information described under the heading "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

In this prospectus, unless otherwise indicated or unless the context otherwise requires,

  "shares" or "common shares" refer to our common shares, no par value per share;
  "$" and "dollars" refer to the legal currency of the United States; and
  "we," "us," "our company," "our group" and "our" refer to Sphere 3D Corp. and its subsidiaries.

This prospectus is part of a registration statement on Form S-3 that we filed with the U.S. Securities and Exchange Commission (the "SEC") using a "shelf" registration process permitted under the Securities Act of 1933, as amended (the "Securities Act"). By using a shelf registration statement, we may sell our shares, debt securities, warrants and units or any combination of any of the foregoing having an aggregate initial offering price of up to $100,000,000 from time to time in one or more offerings on a continuous or delayed basis. This prospectus only provides you with a summary description of these securities. Each time we sell the securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement. Before purchasing any of the securities, you should carefully read both this prospectus and any supplement, together with the additional information described under the heading "Where You Can Find More Information About Us" and "Incorporation of Documents by Reference."

You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We will not make an offer to sell the securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and the applicable supplement to this prospectus is accurate as of the date on its respective cover, and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

We are subject to periodic reporting and other informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Accordingly, we are required to file reports, including annual reports on Form 10-K, and other information with the SEC. The SEC maintains a web site at www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that make electronic filings with the SEC using its EDGAR system, and all information filed with the SEC can be obtained over the internet at this website. We also maintain a website at www.sphere3d.com, but information contained on, or linked from, our website is not incorporated by reference in this prospectus or any prospectus supplement. You should not regard any information on our website as a part of this prospectus or any prospectus supplement.

This prospectus is part of a registration statement that we filed with the SEC and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete, and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect a copy of the registration statement through the SEC's website at www.sec.gov.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to "incorporate by reference" the information we file with them. This means that we can disclose important information to you by referring you to those documents. Each document incorporated by reference is current only as of the date of such document, and the incorporation by reference of such documents shall not create any implication that there has been no change in our affairs since the date thereof or that the information contained therein is current as of any time subsequent to its date. The information incorporated by reference is considered to be a part of this prospectus and should be read with the same care. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into the prospectus the documents listed below:

  our Annual Report on 10-K for the fiscal year ended December 31, 2023 filed with the SEC on March 13, 2024 (the "2023 Annual Report");
  our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2024 and June 30, 2024 filed with the SEC on May 13, 2024 and August 13, 2024, respectively;
  our definitive Schedule 14A filed with the SEC on April 5, 2024;
  with respect to each offering of the securities under this prospectus, all of our subsequent annual reports on Form 10-K and any report on Form 8-K that indicates that it is being incorporated by reference that we file or furnish with the SEC on or after the date on which the registration statement is first filed with the SEC and until the termination or completion of the offering by means of this prospectus.

Our 2023 Annual Report contains a description of our business and audited consolidated financial statements with a report by our independent auditors. The consolidated financial statements are prepared and presented in accordance with U.S. GAAP.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those documents unless such exhibits are specifically incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Sphere 3D Corp.
243 Tresser Blvd., 17th Floor

Stamford, CT 06901
Attn: Patricia Trompeter, Chief Executive Officer
(647) 952-5049

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents, or as otherwise set forth therein.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any prospectus supplement, and the information incorporated by reference herein, contain forward-looking statements that reflect our current expectations and views of future events. Known and unknown risks, uncertainties and other factors, including those listed under "Risk Factors," may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. These statements are made under the "safe harbor" provisions of the U.S. Private Securities Litigations Reform Act of 1995.

You can identify some of these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "is/are likely to," "potential," "continue" or other similar expressions. We have based these forward-looking statements largely on our current expectations and projections about future events that we believe may affect our financial condition, results of operations, business strategy and financial needs. These forward-looking statements include, but are not limited to, statements relating to:

●	our mission and strategies;

●	our future business development, financial condition and results of operations;

●	our expectations regarding demand for and market acceptance of our products and services;

●	our expectations regarding our relationships with borrowers and institutional partners;

●	competition in our industry;

●	our ability to obtain financing in the future; and

●	relevant government policies and regulations relating to our industry and the industry of any companies that we may acquire.

These forward-looking statements involve various risks and uncertainties. Although we believe that our expectations expressed in these forward-looking statements are reasonable, our expectations may later be found to be incorrect. Our actual results could be materially different from our expectations. You should thoroughly read this prospectus, any prospectus supplement and the documents that we refer to with the understanding that our actual future results may be materially different from and worse than what we expect. In addition, the rapidly changing nature of the online consumer finance industry results in significant uncertainties for any projections or estimates relating to the growth prospects or future condition of our market. Furthermore, if any one or more of the assumptions underlying the market data are later found to be incorrect, actual results may differ from the projections based on these assumptions. You should not place undue reliance on these forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

The forward-looking statements made in this prospectus or any prospectus supplement, or the information incorporated by reference herein, relate only to events or information as of the date on which the statements are made in such document. Except as required by law, we undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

OUR COMPANY

Overview

We were incorporated under the Business Corporations Act (Ontario) on May 2, 2007 as T.B. Mining Ventures Inc. On March 24, 2015, we completed a short-form amalgamation with a wholly-owned subsidiary. In connection with the short-form amalgamation, we changed our name to "Sphere 3D Corp." Any reference to the "Company", "Sphere 3D", "we", "our", "us", or similar terms refers to Sphere 3D Corp. and its subsidiaries. In January 2022, we commenced operations of our Bitcoin mining business and are dedicated to becoming a leader in the blockchain and cryptocurrency industry. We have established and plan to continue to grow an enterprise-scale mining operation through the procurement of mining equipment and partnering with experienced service providers. On December 28, 2023, we sold our service and product segment which included HVE ConneXions and Unified ConneXions. See additional information below.

We are a "smaller reporting company" as defined in Rule 12b-2 of the Exchange Act since the market value of our shares held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company after this offering if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million. As a "smaller reporting company," we have elected to take advantage of certain of the scaled disclosure available for smaller reporting companies in this prospectus as well as our filings under the Exchange Act, including that we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation, and, if we are a smaller reporting company with less than $100 million in annual revenue, we would not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Cryptocurrencies and blockchain

Bitcoin is a cryptocurrency issued by and transmitted through an open source protocol maintained by a peer-to-peer network of decentralized user nodes. This network hosts a public transaction ledger blockchain where the cryptocurrencies and their corresponding transactions are recorded. The cryptocurrencies are stored in individual wallets with public addresses and a private key that controls access. The blockchain is updated without a single owner or operator of the network. New cryptocurrencies are generated and mined rewarding users after transactions are verified in the blockchain.

Cryptocurrencies and their corresponding markets emulate fiat currency exchange markets, such as the U.S. dollar, where they can be exchanged to various fiat currencies on trading exchanges. In addition, several markets such as derivative markets, exist for enhanced trading. Since the nature of cryptocurrencies is such that it exists solely in electronic form, they are exposed to risks similar to that of any data held solely in electronic form such as power failure, data corruption, cyber security attacks, and protocol breaches, among others. Since blockchain relies on open source developers to maintain the cryptocurrency protocols, it may be subject to other risks associated with open source software.

Cryptocurrencies serve multiple purposes - a medium of exchange, store of value or unit of account. Examples of cryptocurrencies include: Bitcoin, Bitcoin cash, Ethereum, and Litecoin. Cryptocurrencies are decentralized currencies that facilitate instant transfers. Transactions occur on an open source platform using peer-to-peer direct technology with no single owner. Blockchain is a public transaction ledger where transactions are recorded and tracked, however are not owned nor managed by one single entity. Blockchain, accessible and open to all, contains records of all existing and historical transactions. All accounts on the blockchain have a unique public key and is secured with a private key that is only known to the individual. The combination of private and public keys results in a secure digital "fingerprint" which results in a strong control of ownership.

We believe cryptocurrencies have many advantages over traditional, physical fiat currencies, including immediate settlement, fraud deterrent as they are unable to be duplicated or counterfeited, lower fees, mass accessibility, decentralized nature, transparency of transactions, identity theft prevention, physical loss prevention, no devaluation due to dilution, no counterparty risk, no intermediary facilitation, no arduous exchange rate implications and a strong confirmation transaction process.

Digital Mining

As of December 31, 2023, our Digital Mining business segment operated approximately 12,800 miners with a total hash rate capacity of 1.3 exahash per second ("EH/s"). We have an additional 730 machines that are awaiting deployment. In 2023, we mined 667.4 Bitcoin, which represented an increase of 409% over the 131.01 Bitcoin we mined in 2022. Based on our existing operations and expected deployment of miners we have purchased, we anticipate having approximately 1.4 EH/s of total hash rate in operation during 2024.

Our Bitcoin mining operations are focused on maximizing our ability to successfully mine Bitcoin by growing our hash rate (the amount of computer power we devote to supporting the Bitcoin blockchain), to increase our chances of successfully creating new blocks on the Bitcoin blockchain (a process known as "solving a block"). Generally, the greater share of the Bitcoin blockchain's total network hash rate (the aggregate hash rate deployed to solving a block on the Bitcoin blockchain) a miner's hash rate represents, the greater that miner's chances of solving a block and, therefore, earning the block reward, which is currently 3.125 Bitcoin plus transaction fees per block (subject to periodic halving, as discussed below). As the proliferation of Bitcoin continues and the market price for Bitcoin increases, we expect additional miner operators to enter the market in response to an increased demand for Bitcoin which we anticipate to follow increased Bitcoin prices. As these new miner operators enter the market and as increasingly powerful miners are deployed in an attempt to solve a block, the Bitcoin blockchain's network hash rate grows, meaning an existing miner must increase its hash rate at pace commensurate with the growth of network hash rate to maintain its relative chance of solving a block and earning a block reward. As we expect this trend to continue, we will need to continue growing our hash rate to compete in our dynamic and highly competitive industry.

A key component of the Bitcoin Mining business segment is to acquire highly-specialized computer servers (known in the industry as "miners"), which operate application-specific integrated circuit ("ASIC") chips designed specifically to mine Bitcoin, and deploy such miners at-scale utilizing our hosting agreements. We believe ASIC miners are the most effective and energy-efficient miners available today, and we believe deploying them at-scale, including in quiet immersion-cooled environments, with their more efficient heat dissipation and reduced wear-and-tear compared to traditional air-cooled hardware, will enable us to continue growing our hash rate and optimize the output and longevity of our miners once they are deployed.

Due to concerns around resource consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on Bitcoin mining in their jurisdictions. Such moratoriums would impede Bitcoin mining and/or Bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state. We currently mine Bitcoin only in Missouri, Texas and Iowa, which states do not have any material state-specific regulatory restrictions on the mining of Bitcoin. However, it is possible that those states or other states in which we may seek to operate may create laws that would impede Bitcoin mining that could have a material adverse effect on our business, financial condition and results of operations. It also is possible that we could choose to begin mining Bitcoin in New York or other jurisdictions that are or may in the future be subject to such laws.

At this time, we intend only to mine Bitcoin and hold no other cryptocurrency other than Bitcoin. We do not have any power purchase agreements for the supply of power.

Mining Pools

A "mining pool" is a service operated by a mining pool operator that pools the resources of individual miners to share their processing power over a network. Mining pools emerged in response to the growing difficulty and network hash rate competing for Bitcoin rewards on the Bitcoin blockchain as a way of lowering costs and reducing the risk of an individual miner's mining activities. Mining pool operators provide a service that coordinates the hash calculation services of the independent mining enterprises participating in the mining pool. Mining pools are subject to various risks such as disruption and down time. In the event that a pool we utilize experiences down time or is not yielding returns, our results may be impacted.

We currently have service agreements (the "Service Agreements" and each, a "Service Agreement") with Foundry Digital LLC ("Foundry") and Luxor Technology Corporation ("Luxor" and, together with Foundry, the "Operators" and each, an "Operator"), each a cryptocurrency mining pool operator, to provide a service to perform hash calculations. In exchange for providing the service, we are entitled to Full Pay Per Share ("FPPS"), which is a fractional share of the fixed Bitcoin award the applicable Operator receives, plus a fractional share of the transaction fees attached to that blockchain, less net cryptocurrency fees due to the Operators over the measurement period, as applicable. The pay-outs that we receive are based on the expected value from the block reward plus the transaction fee reward, regardless of whether the applicable Operator successfully records a block to the blockchain.

Our fractional share is based on a contractual formula, which primarily calculates the hash rate provided to the mining pool as a percentage of total network hash rate and other inputs. The Service Agreements are terminable at any time by either party without compensation, and our enforceable right to compensation only begins when we begin providing hash calculation services to the applicable Operator (which occurs daily at midnight Universal Time Coordinated ("UTC time")). The Service Agreements are terminable at any time by either party without compensation, and our enforceable right to compensation only begins when we begin providing hash calculation services to the Operator, which occurs daily at midnight UTC time.

Master Services Agreement

On August 19, 2021, we entered into a Master Services Agreement (the "Gryphon MSA") with Gryphon Digital Mining, Inc. ("Gryphon") under which Gryphon agreed to be the exclusive provider of any and all management services for all of our blockchain and cryptocurrency-related operations including but not limited to services relating to all mining equipment owned, purchased, leased, operated, or otherwise controlled by us at any location (collectively, the "Services") unless the Gryphon MSA is terminated by us. On December 29, 2021, we entered into Amendment No. 1 to the Gryphon MSA (the "Gryphon MSA Amendment") with Gryphon which extended the initial term of the Gryphon MSA to five years as we did not receive delivery of a specified minimum number of digital mining machines during 2022. Subject to written notice from us and an opportunity by Gryphon to cure for a period of up to 180 days, the Gryphon MSA provided us with the right to terminate the Gryphon MSA in the event of: (i) Gryphon's failure to perform the Services under the Gryphon MSA in a professional and workmanlike manner in accordance with generally recognized digital mining industry standards for similar services, or (ii) Gryphon's gross negligence, fraud or willful misconduct in connection with performing the Services. Gryphon shall be entitled to specific performance or termination for cause in the event of a breach by us, subject to written notice and an opportunity to cure for a period of up to 180 days. As consideration for the Gryphon MSA, Gryphon shall receive the equivalent of 22.5% of the net operating profit, as defined in the Gryphon MSA, of all of our blockchain and cryptocurrency related operations as a management fee. In addition, any costs Gryphon incurs on our behalf are to be reimbursed to Gryphon as defined in the Gryphon MSA. During the years ended December 31, 2023 and 2022, we paid costs under the Gryphon MSA of $8.4 million and $1.3 million, respectively.

On April 7, 2023, we filed litigation against Gryphon outlining several breaches to the Gryphon MSA, including but not limited to, several fiduciary and operational breaches. On October 6, 2023, in accordance with the cure period, we terminated the Gryphon MSA. In November 2023, Gryphon indicated that upon receipt of certain information it would remit outstanding Bitcoin proceeds, less fees and expenses that we assert is currently held by Gryphon on behalf of us, which we believe amounts to approximately 21.6 Bitcoin and approximately $0.6 million of revenue at December 31, 2023, before factoring in fees and expenses. On March 19, 2024, we filed a separate lawsuit against Gryphon in the U.S. District Court for the Southern District of New York. We alleged that Gryphon converted our property by failing to return certain cryptocurrencies after the termination of the Gryphon MSA. After we filed the lawsuit, Gryphon substantially returned the property. We subsequently dismissed the suit without prejudice.

Hosting Sub-License

On October 5, 2021, we entered into a Sub-License and Delegation Agreement ("Hosting Sub-Lease") with Gryphon, which assigned to us certain Master Services Agreement, dated as of September 12, 2021 (the "Core Scientific MSA"), by and between Core Scientific, Inc. ("Core Scientific"), and Gryphon and Master Services Agreement Order #2 ("Order 2"). On December 29, 2021, we entered into Amendment No. 1 to the Sub-Lease Agreement (the "Sub-Lease Amendment") with Gryphon to provide Gryphon the right to recapture the usage of up to 50% of the hosting capacity to be managed by Core Scientific. The agreement allows for approximately 230 MW of carbon neutral digital mining hosting capacity to be managed by Core Scientific as hosting partner. As part of the agreement, Core Scientific will provide digital mining fleet management and monitoring solution, Minder™, data analytics, alerting, monitoring, and miner management services. The Hosting Sub-Lease shall automatically terminate upon the termination of the Core Scientific MSA and/or Order 2 in accordance with their respective terms.

On October 31, 2022, we filed an arbitration request against Core Scientific regarding the Hosting Sub-Lease. We have requested that certain advanced deposits paid be refunded back to us as a result of the modification to our machine purchase agreement with FuFu Technology Limited (now Ethereal Tech Pte. Ltd.). In December 2022, Core Scientific filed Chapter 11 bankruptcy.

As of December 31, 2023, we have a pre-paid deposit balance of $33.9 million towards the Hosting Sub-Lease, which we have recorded a $23.9 million provision for losses on the deposit due to Core Scientific's Chapter 11 bankruptcy filing in December 2022. During the years ended December 31, 2023 and 2022, we had $8.2 million and $15.7 million, respectively, of expense included in provision for losses on deposits due to vendor bankruptcy filings on the consolidated statements of operations.

On January 16, 2024, we reached a settlement agreement (the "Settlement Agreement") with Core Scientific, which was approved by a United States Bankruptcy Judge on January 16, 2024 as part of Core Scientific's emergence from bankruptcy, for $10.0 million of Core Scientific's equity. The Settlement Agreement includes access to potential additional funds for interest as well as an additional equity pool if the value of Core Scientific's equity decreases below plan value in the 18 months after the date of the Settlement Agreement commensurate with the other unsecured creditors. On January 23, 2024, we received 2,050,982 shares of Core Scientific Inc. common stock trading under the NASDAQ symbol CORZ.

Hosting Agreements

On October 18, 2023, we entered into a Hosting Agreement with Joshi Petroleum, LLC (the "Joshi Hosting Agreement") for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of our mining equipment. The Joshi Hosting Agreement has an initial term of three years with subsequent one year renewal periods until either party provides written notice to the other party of its desire to avoid and given renewal term at least 30 days in advance of the conclusion of the prior initial term or renewal period. As required by the Joshi Hosting Agreement, we paid a deposit of $0.1 million, and will pay an additional $0.2 million, representing the last two months of estimated service fees.

On April 4, 2023, we entered into a Master Hosting Services Agreement with Rebel Mining Company, LLC (the "Rebel Hosting Agreement") for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of our mining equipment. The Rebel Hosting Agreement has a term of three years with subsequent one year renewal periods. As required by the Rebel Hosting Agreement, we paid a deposit of $2.6 million representing the last two months of estimated service fees.

On February 8, 2023, we entered into a Hosting Agreement with Lancium FS 25, LLC (the "Lancium Hosting Agreement") for rack space, network services, electrical connections, routine facility maintenance, and technical support of certain of our mining equipment. The Lancium Hosting Agreement has a term of two years with subsequent one year renewal periods. As required by the Lancium Hosting Agreement, we paid a deposit of $0.2 million representing a partial payment towards the last two months of estimated service fees.

On June 3, 2022, we entered into a Master Agreement with Compute North LLC (the "Compute North MA") for, the colocation, management, and other services of certain of our mining equipment for an initial term of five years. As of December 31, 2023, we have deposits, in the aggregate, of $0.7 million to Compute North for which during the years ended December 31, 2023 and 2022, we recorded a $0.3 million and $0.4 million, respectively, provision for losses on the deposit due to Compute North's 2022 bankruptcy filing. In December 2022, the Compute North MA was assigned to GC Data Center Granbury, LLC (the "GC Data Center MA") and has a term of five years from such assignment date. Under the GC Data Center MA, the monthly service fee is payable based on the actual hash rate performance of the equipment per miner type per location as a percentage of the anticipated monthly hash rate per miner type. A deposit of $0.5 million previously paid to Compute North for the last two months of monthly service fees was remitted to GC Data Center on our behalf and is included in prepaid digital hosting services at December 31, 2023.

Series H Preferred Shares

On November 7, 2022, we entered into an agreement with Hertford Advisors Ltd. ("Hertford") modifying the number of outstanding Series H Preferred Shares held by Hertford (the "Modified Hertford Agreement"). Pursuant to the Modified Hertford Agreement, we cancelled 36,000 Series H Preferred Shares, with a value of $15.9 million, without payment of any cash consideration, and reduced the value of the supplier agreement intangible asset by such amount. The Modified Hertford Agreement also provides for certain resale restrictions applicable to the common shares that are issuable upon the conversion of the remaining Series H Preferred Shares during the two-year period ending on December 31, 2024, which are different from the restrictions contained in the Hertford Agreement, as well, commencing January 1, 2023 and terminating on December 31, 2023, holders of Series H Preferred Shares are permitted to (a) convert Series H Preferred Shares in an aggregate amount up to or equal to 3.0% of the aggregate number of Series H Preferred Shares outstanding on the first day of each such month and (b) sell the resulting number (and no greater number) of such converted common shares within such month. Commencing January 1, 2024 and terminating on December 31, 2024, holders of Series H Preferred Shares are permitted to (a) convert Series H Preferred Shares in an aggregate amount up to or equal to 10.0% of the aggregate number of Series H Preferred Shares outstanding on the first day of each such month and (b) sell the resulting number (and no greater number) of such converted common shares within such month.

In August 2023, we entered into an Amended and Restated Agreement (the "Hertford Amendment") with Hertford Advisors Ltd. and certain other parties listed in the Hertford Amendment (together, the "Hertford Group"), which amends and restates in its entirety the purchase agreement between us and Hertford Advisors Ltd. dated July 31, 2021, as modified by the amendment to such agreement dated November 7, 2022 (together, the "Original Hertford Agreement"). As an inducement to enter into the Hertford Amendment, we issued to Hertford 1,376 Series H Preferred Shares and 800,000 warrants with an aggregate fair value of $1.0 million.

In August 2023, we entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which we issued to two investors a total of 13,764 of our Series H Preferred Shares (the "Investor Series H Shares") and a total of 1,966,293 common share purchase warrants (the "Warrants"), each of which entitled the holder to purchase one of our common shares (the "Warrant Shares"). Pursuant to the terms of the Purchase Agreement, we received gross proceeds of $3.0 million. We issued a total of 1,377 Series H Preferred Shares and 196,629 warrants as a finder's fee for the transaction with an aggregate fair value of $0.5 million. Pursuant to the terms of the Purchase Agreement, we will reserve for issuance the maximum aggregate number of common shares that are issuable upon exercise in full of the Warrants at any time. As of August 1, 2024, 161 Investor Series H Shares remain outstanding, which are convertible into 23,000 of our common shares.

The Warrants issued in connection with the Hertford Amendment and the Purchase Agreement are exercisable beginning February 12, 2024 and February 23, 2024, respectively, at an initial exercise price of $2.75 per share and have a term of three years from the date of issuance. The exercise price of the Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

As of August 1, 2024, Hertford holds 12,189 Series H Preferred Shares, which are convertible into approximately 1,741,284 of our common shares provided that, at no time shall Hertford be permitted to convert Series H Preferred Shares that, when aggregated with any common shares beneficially owned by Hertford prior to such conversion, would result in Hertford exceeding 9.99% of the common shares outstanding immediately after giving effect to such conversion (the "Beneficial Ownership Limitation"). In addition to the Beneficial Ownership Limitation, commencing on January 1, 2024 and in each month thereafter until December 31, 2024, Hertford is only permitted to convert such Series H Preferred Shares in an aggregate amount equal to 10% of the aggregate number of such Series H Preferred Shares owned by Hertford on the first day of such month; provided that in any trading day, Hertford shall not be permitted to sell more than that number of common shares equal to 20% of the previous trading day's volume for common shares traded on the principal exchange upon which the common shares are listed and, for any subsequent trading day, the shares sold by Hertford on the previous trading day shall be excluded when calculating the day's volume. Beginning on January 1, 2025, Hertford shall not be prohibited, restrained or otherwise limited from converting its Series H Preferred Shares or selling any common shares converted from Series H Preferred Shares, subject to applicable laws, exchange requirements and the terms and conditions of the Series H Preferred Shares.

The offer and sale of the Series H Preferred Shares and the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements, and in each case in compliance with applicable state securities laws. In accordance with the authoritative guidance for distinguishing liabilities from equity, we have determined that our Series H preferred shares carry certain redemption features beyond our control. Accordingly, the Series H Preferred Shares are presented as temporary equity.

Special Purpose Acquisition Company

In April 2021, we sponsored a special purpose acquisition company ("SPAC"), Minority Equality Opportunities Acquisition Inc. ("MEOA"), through our wholly owned subsidiary, Minority Equality Opportunities Acquisition Sponsor, LLC ("SPAC Sponsor"). MEOA's purpose is to focus initially on transactions with companies that are minority owned businesses. On July 3, 2023, MEOA announced that it did not complete an initial business combination on or prior to June 30, 2023, the deadline by which it must have completed an initial business combination. As of the close of business on July 3, 2023, MEOA's redeemable public shares were deemed cancelled and represented only the right to receive the redemption amount. MEOA instructed Continental Stock Transfer & Trust Company, the trustee of the trust account, to liquidate the redeemable securities held in the trust account. The redemption of MEOA's redeemable public shares for $10.4 million was completed in the third quarter of 2023. We received no proceeds from the trust account.

On November 30, 2022, after giving effect to the redemption of redeemable public shares of MEOA, our subsidiary owned a controlling interest of MEOA and it was consolidated. As of December 31, 2022, we held 3,162,500 shares of MEOA's Class B common stock. The SPAC Sponsor agreed to waive its redemption rights with respect to its outstanding Class B common stock issued prior to MEOA's initial public offering. On December 19, 2023, our 3,162,500 shares of MEOA's Class B common stock were cancelled, eliminating our ownership of MEOA, and we recognized a $6.1 million gain related to the deconsolidation of MEOA.

Liquidity and Cash Flows

At June 30, 2024, we had cash and cash equivalents of $4.3 million compared to cash and cash equivalents of $0.6 million at December 31, 2023. As of June 30, 2024, we had working capital of $13.3 million reflecting an increase of $5.2 million since December 31, 2023 primarily related to an increase in cash and the unrealized gain on our investment in equity securities. Cash management continues to be a priority.

Management has projected that based on our recurring losses, negative cash flows from operating activities, and our hashing rate at June 30, 2024, cash on hand may not be sufficient to allow us to continue operations and there is substantial doubt about our ability to continue as a going concern over the next 12 months if we are unable to raise additional funding for operations. We expect our working capital needs to increase in the future as we continue to expand and enhance our operations. Included in our working capital is an investment in equity securities that we can liquidate as needed to assist in funding our operations. Our ability to raise additional funds for working capital through equity or debt financings or other sources may depend on the financial success of our business and successful implementation of our key strategic initiatives, financial, economic and market conditions and other factors, some of which are beyond our control. If we require additional capital and are unsuccessful in raising that capital at a reasonable cost and at the required time, or at all, we may not be able to continue our business operations in the cryptocurrency mining industry or we may be unable to advance our growth initiatives, either of which could adversely impact our business, financial condition and results of operations. In an effort to mitigate these risks we expect to take steps to lower our cost of mining and also refresh our mining fleet to increase our mining efficiency.

Significant changes from our current forecasts, including but not limited to: (i) shortfalls from projected mining earning levels; (ii) increases in operating costs; (iii) decreases in the value of cryptocurrency; and (iv) our inability to maintain compliance with the requirements of the NASDAQ Capital Market and/or our inability to maintain listing with the NASDAQ Capital Market could have a material adverse impact on our ability to access the level of funding necessary to continue our operations at current levels.

Nasdaq Listing

On July 25, 2022, we received a notice from the Nasdaq Listing Qualifications Department of the Nasdaq Stock Market LLC ("Nasdaq") stating that the bid price of our common shares for the last 30 consecutive trading days had closed below the minimum $1.00 per share required for continued listing under Listing Rule 5550(a)(2) (the "Listing Rule"). We had a period of 180 calendar days, or until January 23, 2023, to regain compliance with the Listing Rule.

On January 24, 2023, we received notification from Nasdaq indicating that we will have an additional 180-day grace period, or until July 24, 2023, to regain compliance with the Listing Rule's $1.00 minimum bid requirement. The notification indicated that we did not regain compliance during the initial 180-day grace period provided under the Listing Rule. In accordance with Nasdaq Marketplace Rule 5810(c)(3)(A), we are eligible for the additional grace period because we meet the continued listing requirement for market value of publicly held shares and all other applicable requirements for initial listing on the Nasdaq Capital Market with the exception of the bid price requirement, and our written notice to Nasdaq of our intentions to cure the deficiency by effecting a reverse stock split, if necessary.

On June 28, 2023, we filed Articles of Amendment to effect a share consolidation (also known as a reverse stock split) of our issued and outstanding common shares on a 1-for-7 basis. The share consolidation became effective on June 28, 2023. All share and per share amounts have been restated for all periods presented to reflect the share consolidation. On July 14, 2023, we received notification from Nasdaq indicating that we had regained compliance with the Listing Rule.

Recent Key Events

  On January 16, 2024 we reached a settlement agreement (the "Settlement Agreement") with Core Scientific Inc., which was approved by a United States Bankruptcy Judge on January 16, 2024 as part of Core Scientific's emergence from bankruptcy, for $10.0 million of Core Scientific's equity. The Settlement Agreement includes access to potential additional funds for interest as well as an additional equity pool if the value of Core Scientific's equity decreases in the 18 months after the date of the Settlement Agreement commensurate with the other unsecured creditors. On January 23, 2024, we received 2,050,982 common shares of Core Scientific Inc. trading under the Nasdaq symbol CORZ.
  Subsequent to December 31, 2023, pursuant to the Modified Hertford Agreement, we issued 4,452,134 common shares for the conversion of 31,165 Series H Preferred Shares.
  On December 28, 2023, we entered into a share purchase agreement with Joseph O'Daniel, a related party ("Purchaser"), pursuant to which we sold our service and product segment, including HVE ConneXions and Unified ConneXions, for $1.00 and the transfer of outstanding assets and liabilities. As a result of the share purchase agreement, the Purchaser, who served as our President, resigned effective December 28, 2023. Through December 28, 2023, the service and product segment provided network operations center ("NOC") services to its customers. NOC revenues were for monthly services performed for the customer that are performed either in-house or at the customer's site. The service and product segment also delivered data management and desktop and application virtualization solutions through hybrid cloud, cloud and on premise implementations by a reseller network. We recognized a noncash gain of $0.7 million related to the transfer of net liabilities to the Purchaser.
  On December 19, 2023, our 3,162,500 shares of Minority Equality Opportunities Acquisition Inc. ("MEOA") Class B common stock were cancelled, eliminating our ownership of MEOA, and we recognized a $6.1 million gain related to the deconsolidation of MEOA.

Organizational Structure

The following sets forth our wholly-owned subsidiaries at August 1, 2024:

Name of subsidiary	Jurisdiction of Incorporation or Organization
Sphere 3D Inc.	Ontario, Canada
101250 Investments Ltd.	Turks & Caicos Islands
Sphere 3D Mining Corp.	Delaware, United States
Minority Equality Opportunities Acquisition Sponsor, LLC	Delaware, United States

RISK FACTORS

Investing in our securities involves risk. You should carefully consider the risk factors and uncertainties described under the heading "Item 1A. Risk Factors" in our most recently filed Annual Report on Form 10-K, which is incorporated into this prospectus by reference, as updated by our subsequent filings under the Exchange Act, and in any applicable prospectus supplement and in the other documents incorporated by reference into this prospectus, before investing in any of the securities that may be offered or sold pursuant to this prospectus. These risks and uncertainties and other risks and uncertainties not presently known to us or that we currently believe are immaterial, could materially affect our business, results of operations or financial condition and cause the value of our securities to decline.

Risks Related to Our Business

Our total revenue is substantially dependent on the prices of Bitcoin and volume of Bitcoin transactions. If such price or volume declines, our business, operating results, and financial condition would be adversely affected.

We generate the majority of our total revenue from digital mining. As such, any declines in the volume of Bitcoin transactions, the price of Bitcoin, or market liquidity for Bitcoin generally may result in lower total revenue. The price of Bitcoin and associated demand for buying, selling, and trading Bitcoin have historically been subject to significant volatility. The price and trading volume of Bitcoin is subject to significant uncertainty and volatility, depending on a number of factors, including:

  market conditions of, and overall sentiment towards, Bitcoin;

  changes in liquidity, market-making volume, and trading activities;

  trading activities on other cryptocurrency trading platforms worldwide, many of which may be unregulated, and may include manipulative activities;

  investment and trading activities of highly active retail and institutional users, speculators, miners, and investors;

  the speed and rate at which Bitcoin is able to gain adoption as a medium of exchange, utility, store of value, consumptive asset, security instrument, or other financial assets worldwide, if at all;

  decreased investor confidence in Bitcoin and cryptocurrency trading platforms;

  negative media publicity and events relating to the cryptocurrency economy;

  unpredictable social media coverage or "trending" of, or other rumors and market speculation regarding Bitcoin;

  the ability for cryptocurrencies to meet user and investor demands;

  the functionality and utility of Bitcoin and its associated ecosystems and networks;

  increased competition from other payment services or other cryptocurrencies that exhibit better speed, security, scalability, or other characteristics;

  regulatory or legislative changes and updates affecting the digital economy;

  the maintenance, troubleshooting, and development of the blockchain networks underlying Bitcoin, including by miners, validators, and developers worldwide;

  the ability for cryptocurrency networks to attract and retain miners or validators to secure and confirm transactions accurately and efficiently;

  ongoing technological viability and security of Bitcoin and their its smart contracts, applications and networks, including vulnerabilities against hacks and scalability;

  fees and speed associated with processing Bitcoin transactions, including on the underlying blockchain networks and on cryptocurrency trading platforms;

  financial strength of market participants;

  the availability and cost of funding and capital;

  the liquidity of cryptocurrency trading platforms;

  interruptions in service from or failures of major cryptocurrency trading platforms;

  availability of an active derivatives market for Bitcoin;

  availability of banking and payment services to support digital-related projects;

  level of interest rates and inflation; and

  environmental, social, and governance (ESG) concerns about power and water consumption.

There is no assurance that Bitcoin will maintain its value or that there will be meaningful levels of trading activities. In the event that the price of Bitcoin or the demand for trading Bitcoin decline, our business, operating results, and financial condition would be adversely affected.

Our operating results have and will significantly fluctuate due to the highly volatile nature of Bitcoin.

Our operating results are dependent on Bitcoin and the broader cryptocurrency economy. Due to the highly volatile nature of the cryptocurrency economy and the prices of Bitcoin, our operating results have, and may continue to, fluctuate significantly from quarter to quarter in accordance with market sentiments and movements in the broader cryptocurrency economy.

Our operating results may continue to fluctuate significantly as a result of a variety of factors, many of which are unpredictable and in certain instances are outside of our control, including:

  our dependence on offerings that are dependent on Bitcoin trading activity, including trading volume and the prevailing trading prices for Bitcoin, which trading prices and volume can be highly volatile;

  market conditions of, and overall sentiment towards, the cryptocurrency economy; and

  system failure, outages, or interruptions, including with respect to third-party cryptocurrency trading platforms.

As a result of these factors, it is challenging for us to forecast growth trends accurately and our business and future prospects are difficult to evaluate, particularly in the short term. Further, any decrease in the price of Bitcoin creates a risk of increased losses or impairments. In view of the rapidly evolving nature of our business and the cryptocurrency economy, period-to-period comparisons of our operating results may not be meaningful, and you should not rely upon them as an indication of future performance. Quarterly and annual expenses reflected in our financial statements may be significantly different from historical or projected rates. Our operating results in one or more future quarters may fall below the expectations of securities analysts and investors. As a result, the trading price of our common shares may increase or decrease significantly.

The recent disruption in the cryptocurrency markets may harm our reputation.

Due to the recent disruption in the cryptocurrency markets, our customers, suppliers and other business partners may deem our business to be risky and lose confidence to enter into business transactions with us on terms that we deem acceptable. For example, our suppliers may require higher deposits or advance payments from us. In addition, new regulations may subject us to investigation, administrative or regulatory proceedings, and civil or criminal litigation, all of which could harm our reputation and negatively affect our business operation and the value of our common shares. As of the date of this annual report, we do not believe that our operations or financial conditions associated have been materially impacted by any reputational harm that we may face in light of the recent disruption in the cryptocurrency markets. However, there is no guarantee that such disruption or any reputational harm resulting therefrom will not have a material adverse effect on our business, financial condition and results of operations in the future.

The future development and growth of Bitcoin is subject to a variety of factors that are difficult to predict and evaluate. If Bitcoin does not grow as we expect, our business, operating results, and financial condition could be adversely affected.

Cryptocurrencies built on blockchain technology were only introduced in 2008. Cryptocurrencies are designed for different purposes. Bitcoin, for instance, was designed to serve as a peer-to-peer electronic cash system, while Ethereum was designed to be a smart contract and decentralized application platform. Many other cryptocurrency networks, ranging from cloud computing to tokenized securities networks, have only recently been established. The further growth and development of any cryptocurrencies and their underlying networks and other cryptographic and algorithmic protocols governing the creation, transfer, and usage of cryptocurrency represent a new and evolving paradigm that is subject to a variety of factors that are difficult to evaluate, including:

  many cryptocurrency networks have limited operating histories, have not been validated in production, and are still in the process of developing and making significant decisions that will affect the design, supply, issuance, functionality, and governance of their respective cryptocurrencies and underlying blockchain networks, any of which could adversely affect their respective cryptocurrencies;
  many cryptocurrency networks are in the process of implementing software upgrades and other changes to their protocols, which could introduce bugs, security risks, or adversely affect the respective cryptocurrency networks;
  security issues, bugs, and software errors have been identified with many cryptocurrencies and their underlying blockchain networks, some of which have been exploited by malicious actors. There are also inherent security weaknesses in some cryptocurrencies, such as when creators of certain cryptocurrency networks use procedures that could allow hackers to counterfeit tokens. Any weaknesses identified with a cryptocurrency could adversely affect its price, security, liquidity, and adoption. If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the compute or staking power on a cryptocurrency network, as has happened in the past, it may be able to manipulate transactions, which could cause financial losses to holders, damage the network's reputation and security, and adversely affect its value;
  if rewards and transaction fees for miners or validators on any particular cryptocurrency network are not sufficiently high to attract and retain miners, a cryptocurrency network's security and speed may be adversely affected, increasing the likelihood of a malicious attack;
  algonomic units to U.S. dollar may fail causing devaluation in specific cryptocurrencies, which may impact the market perception of safer currencies; and

  many cryptocurrency networks are in the early stages of developing partnerships and collaborations, all of which may not succeed and adversely affect the usability and adoption of the respective cryptocurrencies.

Various other technical issues have also been uncovered from time to time that resulted in disabled functionalities, exposure of certain users' personal information, theft of users' assets, and other negative consequences, and which required resolution with the attention and efforts of their global miner, user, and development communities. If any such risks or other risks materialize, and in particular if they are not resolved, the development and growth of cryptocurrency may be significantly affected and, as a result, our business, operating results, and financial condition could be adversely affected.

Concerns about greenhouse gas emissions and global climate change may result in environmental taxes, charges, assessments, penalties or litigation, and could have a material adverse effect on our business, financial condition and results of operations.

The effects of human activity on global climate change have attracted considerable public and scientific attention, as well as the attention of the United States and other governments. Efforts are being made to reduce greenhouse gas emissions, particularly those from coal combustion power plants, some of which plants our hosting facility suppliers may rely upon for power. The added cost of any environmental taxes, charges, assessments or penalties levied on such power plants, or the cost of litigation filed against such power plants, could be passed on to us, increasing the cost to provide hosting services to its customers. Any enactment of laws or promulgation of regulations regarding greenhouse gas emissions by the United States, or any domestic or foreign jurisdiction in which we conduct business, could have a material adverse effect on our business, financial condition, or results of operations. In addition, as a result of negative publicity regarding environmental concerns associated with Bitcoin mining, some companies have ceased accepting Bitcoin for certain types of purchases, and additional companies may do so in the future, which may have a material adverse effect on our business, financial condition or results of operations.

Changing environmental regulation and public energy policy may expose our business to new risks.

Our Bitcoin mining operations require a substantial amount of power and can only be successful, and ultimately profitable, if the costs we incur, including for electricity, are lower than the revenue we generate from our operations. As a result, any mine we establish can only be successful if we can obtain sufficient electrical power for that mine on a cost-effective basis, and our establishment of new mines requires us to find locations where that is the case. For instance, our plans and strategic initiatives for expansion are based, in part, on our understanding of current environmental and energy regulations, policies and initiatives enacted by regulators, and any such regulations that may be adopted in the future. Although we are not currently subject to environmental and energy regulations, policies or initiatives in Missouri, Texas or Iowa, the states in which we currently mine Bitcoin, related to our Bitcoin mining operations, if new regulations in these jurisdictions are imposed, or if we begin mining Bitcoin in other jurisdictions that do have such regulations, policies or initiatives, the assumptions we made underlying our plans and strategic initiatives may be inaccurate, and we may incur additional costs to adapt our planned business, if we are able to adapt at all, to such regulations.

There continues to be a lack of consistent climate legislation, which creates economic and regulatory uncertainty for our business because the Bitcoin mining industry, with its high energy demand, may become a target for future environmental and energy regulation. New legislation and increased regulation regarding climate change could impose significant costs on us and our suppliers, including costs related to increased energy requirements, capital equipment, environmental monitoring and reporting, and other costs to comply with such regulations. Further, any future climate change regulations could also negatively impact our ability to compete with companies situated in areas not subject to such limitations. For example, the recently passed legislation in the state of New York imposing a two-year moratorium on certain Bitcoin mining operations that run carbon-based power.

Given the political significance and uncertainty around the impact of climate change and how it should be addressed, we cannot predict how legislation and regulation will affect our financial condition and results of operations. Further, even without such regulation, increased awareness and any adverse publicity in the global marketplace about potential impacts on climate change by us or other companies in our industry could harm our reputation. Any of the foregoing could result in a material adverse effect on our business and financial condition.

Bitcoin mining activities are energy-intensive, which may restrict the geographic locations of miners and have a negative environmental impact. Government regulators may potentially restrict the ability of electricity suppliers to provide electricity to mining operations, such as ours, or even fully or partially ban mining operations.

Mining Bitcoin requires large amounts of electrical power, and electricity costs are expected to account for a significant portion of our overall costs. The availability and cost of electricity may restrict the geographic locations of our mining activities. Any shortage of electricity supply or increase in electricity costs in any location where we plan to operate may negatively impact the viability and the expected economic return for Bitcoin mining activities in that location and may negatively impact our business model. While the increase in cost of power is mitigated by our fixed price contracts, we are unable to control power outages due to factors such as inclement weather or state requests to curtail our use of power may impact our gross profit. Although we do not have any power purchase contracts directly with any utilities, we have been advised by our hosting partners that they have such contracts. In most cases we have a fixed cost of power built into our contracts with our hosting partners.

Further, our business model can only be successful and our mining operations can only be profitable if the costs, including electrical power costs, associated with Bitcoin mining are lower than the price of Bitcoin itself. As a result, any mining operation we establish can only be successful if we can obtain sufficient electrical power for that site on a cost-effective basis, and our establishment of new mining data centers requires us to find sites where that is the case. Even if our electrical power costs do not increase, significant fluctuations in, and any prolonged periods of, low Bitcoin prices will decrease our gross profit and may also cause our electrical supply to no longer be cost-effective.

Furthermore, there may be significant competition for suitable cryptocurrency mining sites, and government regulators, including local permitting officials, may potentially restrict our ability to set up cryptocurrency mining operations in certain locations. They can also restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision of electricity to mining operations. In addition, if cryptocurrency mining becomes more widespread, government scrutiny related to restrictions on cryptocurrency mining facilities and their energy consumption may significantly increase. The considerable consumption of electricity by mining operators may also have a negative environmental impact, including contribution to climate change, which could set the public opinion against allowing the use of electricity for Bitcoin mining activities or create a negative consumer sentiment and perception of Bitcoin. This, in turn, could lead to governmental measures restricting or prohibiting cryptocurrency mining or the use of electricity for Bitcoin mining activities. Any such development in the jurisdictions where we plan to operate could increase our compliance burdens and have a material adverse effect on our business, prospects, financial condition, and operating results. Government regulators in other countries may also ban or substantially limit their local cryptocurrency mining activities, which could have a material effect on our supply chains for mining equipment or services and the price of Bitcoin. It could also increase our domestic competition as some of those cryptocurrency miners or new entrants in this market may consider moving their cryptocurrency mining operations or establishing new operations in the United States.

Additionally, our mining operations could be materially adversely affected by power outages and similar disruptions. Given the power requirements for our mining equipment, it would not be feasible to run this equipment on back-up power generators in the event of a government restriction on electricity or a power outage. If we are unable to receive adequate power supply and are forced to reduce our operations due to the availability or cost of electrical power, it would have a material adverse effect on our business, prospects, financial condition, and operating results.

We rely on hosting arrangements to conduct our business, and the availability of such hosting arrangements is uncertain and competitive and may be affected by changes in regulation in one or more countries.

If we are unable to successfully enter into definitive hosting agreements with mining data centers on favorable terms or those counterparties fail to perform their obligations under such agreements, we may be forced to look for alternative mining data centers to host its mining equipment.

Significant competition for suitable mining data centers is expected to continue, and other government regulators, including local permitting officials, may potentially restrict the ability of potential mining data centers to begin or continue operations in certain locations. They can also restrict the ability of electricity suppliers to provide electricity to mining operations in times of electricity shortage, or may otherwise potentially restrict or prohibit the provision of electricity to mining operations.

We face risks of downtime at hosting sites due to excessive weather or heat, which could have an adverse effect on the mining of cryptocurrency and impact our revenues.

A disruption at hosting sites may affect the mining of cryptocurrency. Generally, cryptocurrency and our business of mining cryptocurrency is dependent upon consistent operations at hosting sites. A significant disruption in a hosting site's ability to function due to adverse weather could disrupt mining operations until the disruption is resolved and have an adverse effect on our ability to mine Bitcoin, impacting our revenues.

We may be affected by price fluctuations in the wholesale and retail power markets.

Market prices for power, generation capacity and ancillary services, are unpredictable. Depending upon the effectiveness of any price risk management activity undertaken by us, including but not limited to attempts to secure hosting services contracts at fixed fees, an increase in market prices for power, generation capacity, and ancillary services may adversely affect our business, prospects, financial condition, and operating results. Long- and short-term power prices may fluctuate substantially due to a variety of factors outside of our control, including, but not limited to:

  increases and decreases in generation capacity;

  changes in power transmission or fuel transportation capacity constraints or inefficiencies;

  demand response/mandatory curtailments;

  volatile weather conditions, particularly unusually hot or mild summers or unusually cold or warm winters;

  technological shifts resulting in changes in the demand for power or in patterns of power usage, including the potential development of demand-side management tools, expansion and technological advancements in power storage capability and the development of new fuels or new technologies for the production or storage of power;

  federal and state power, market and environmental regulation and legislation; and

  changes in capacity prices and capacity markets.

If we are unable to secure consistent power supply at prices or on terms acceptable to it, it would have a material adverse effect on our business, prospects, financial condition, and operating results.

As cryptocurrencies may be determined to be investment securities, we may inadvertently violate the Investment Company Act of 1940 and incur large losses as a result and potentially be required to register as an investment company or terminate operations and we may incur third-party liabilities.

In general, novel or unique assets such as Bitcoin may be classified as securities if they meet the definition of investment contracts under U.S. law. In recent years, the offer and sale of digital assets other than Bitcoin, most notably Kik Interactive Inc.'s Kin tokens and Telegram Group Inc.'s TON tokens, have been deemed to be investment contracts by the SEC. The SEC has also sued Genesis Global Capital LLC and Gemini Trust Company LLC over their crypto-lending program that allegedly violated investor-protection laws. While we believe that Bitcoin is unlikely to be considered an investment contract, and thus a security under the investment contract definition, we cannot provide any assurances that Bitcoin we mine or otherwise acquire or hold for our own account, will never be classified as a security under U.S. law. Our determination that Bitcoin is not a security is a risk-based assessment, not a legal standard binding on any regulatory body or court, and such determination does not preclude legal or regulatory action. If Bitcoin were to be classified as a security under U.S. law, we would be obligated to comply with registration and other requirements by the SEC, which would cause us to incur significant, non-recurring expenses which would materially and adversely impact your investment.

We believe that we are not engaged in the business of investing, reinvesting, or trading in securities, and we do not hold ourself out as being engaged in those activities. However, under the Investment Company Act of 1940 (the "Investment Company Act"), a company may be deemed an investment company under section 3(a)(1)(C) thereof if the value of its investment securities is more than 40% of its total assets (exclusive of government securities and cash items) on an unconsolidated basis.

As a result of our investments and our mining activities, the investment securities we hold could exceed 40% of our total assets, exclusive of cash items and, accordingly, we could determine that we have become an inadvertent investment company. The cryptocurrency that we own, acquire or mine may be deemed an investment security by the SEC, and although we do not believe any of the cryptocurrency we own, acquire or mine are securities, any determination we make regarding whether cryptocurrencies are securities is a risk-based assessment, not a legal standard binding on a regulatory body or court, and does not preclude legal or regulatory action. An inadvertent investment company can avoid being classified as an investment company if it can rely on one of the exclusions under the Investment Company Act. One such exclusion, Rule 3a-2 under the Investment Company Act, allows an inadvertent investment company a grace period of one year from the earlier of (a) the date on which an issuer owns securities and/or cash having a value exceeding 50% of the issuer's total assets on either a consolidated or unconsolidated basis and (b) the date on which an issuer owns or proposes to acquire investment securities having a value exceeding 40% of the value of such issuer's total assets (exclusive of government securities and cash items) on an unconsolidated basis. As of the date of this proxy statement/prospectus, we do not believe we are an inadvertent investment company. We may take actions to cause the investment securities held by us to be less than 40% of our total assets, which may include acquiring assets with our cash and cryptocurrency on hand or liquidating our investment securities or cryptocurrency or seeking a no-action letter from the SEC if we are unable to acquire sufficient assets or liquidate sufficient investment securities in a timely manner.

As the Rule 3a-2 exception is available to a company no more than once every three years, and assuming no other exclusion were available to us, we would have to keep within the 40% limit for at least three years after we cease being an inadvertent investment company. This may limit our ability to make certain investments or enter into joint ventures that could otherwise have a positive impact on our earnings. In any event, we do not intend to become an investment company engaged in the business of investing and trading securities.

Classification as an investment company under the Investment Company Act requires registration with the SEC. If an investment company fails to register, it would have to stop doing almost all business, and its contracts would become voidable. Registration is time consuming and restrictive and would require a restructuring of our operations, and we would be very constrained in the kind of business we could do as a registered investment company. Further, we would become subject to substantial regulation concerning management, operations, transactions with affiliated persons and portfolio composition, and would need to file reports under the Investment Company Act regime. The cost of such compliance would result in us incurring substantial additional expenses, and the failure to register if required would have a materially adverse impact to conduct our operations.

If regulatory changes or interpretations of our activities require its registration as a money services business under the regulations promulgated by The Financial Crimes Enforcement Network under the authority of the U.S. Bank Secrecy Act, we may be required to register and comply with such regulations. If regulatory changes or interpretations of our activities require the licensing or other registration of us as a money transmitter (or equivalent designation) under state law in any state in which we operate, we may be required to seek licensure or otherwise register and comply with such state law. In the event of any such requirement, to the extent we decide to continue, the required registrations, licensure and regulatory compliance steps may result in extraordinary, non-recurring expenses to us. We may also decide to cease its operations. Any termination of certain operations in response to the changed regulatory circumstances may be at a time that is disadvantageous to investors.

To the extent that our activities cause us to be deemed a money service business under the regulations promulgated by the Financial Crimes Enforcement Network of the U.S. Treasury Department ("FinCEN") under the authority of the U.S. Bank Secrecy Act, we may be required to comply with FinCEN regulations, including those that would mandate us to implement anti-money laundering programs, make certain reports to FinCEN and maintain certain records.

To the extent that our activities cause us to be deemed a money transmitter or equivalent designation under state law in any state in which we operate, we may be required to seek a license or otherwise register with a state regulator and comply with state regulations that may include the implementation of anti-money laundering programs, maintenance of certain records and other operational requirements. Currently, the New York Department of Financial Services has finalized its "BitLicense" framework for businesses that conduct "virtual currency business activity." We will continue to monitor for developments in New York legislation, guidance, and regulations.

Such additional federal or state regulatory obligations may cause us to incur extraordinary expenses, possibly affecting our business in a material and adverse manner. Furthermore, we and our service providers may not be capable of complying with certain federal or state regulatory obligations applicable to money service businesses and money transmitters. If we are deemed to be subject to and determine not to comply with such additional regulatory and registration requirements, we may act to dissolve and liquidate us. Any such action may adversely affect an investment in us.

Regulatory changes or actions in one or more countries or jurisdictions may alter the nature of an investment in us or restrict the use of cryptocurrency in a manner that adversely affects our business, prospects or operations.

As cryptocurrency has grown in both popularity and market size, governments around the world have reacted differently, with certain governments deeming cryptocurrency illegal, and others allowing their use and trade without restriction. In some jurisdictions, such as in the United States, cryptocurrency is subject to extensive regulatory requirements. Several countries have taken and may continue to take regulatory actions in the future that could severely restrict our right to mine, acquire, own, hold, sell or use cryptocurrency or to exchange for local currency. For example, in China it is illegal to accept payment in Bitcoin and other cryptocurrency for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrency.

Cryptocurrency is viewed differently by different regulatory and standards setting organizations globally as well as in the United States on the federal and state levels. For example, the Financial Action Task Force ("FATF") and the Internal Revenue Service ("IRS") consider a cryptocurrency as currency or an asset or property. Further, the IRS applies general tax principles that apply to property transactions to transactions involving cryptocurrency.

If regulatory changes or interpretations require the regulation of cryptocurrency under the securities laws of the United States or elsewhere, including the Securities Act of 1933, the Exchange Act and the 1940 Act or similar laws of other jurisdictions and interpretations by the SEC, the CFTC, the IRS, Department of Treasury or other agencies or authorities, we may be required to register and comply with such regulations, including at a state or local level. To the extent that we decide to continue operations, the required registrations and regulatory compliance steps may result in extraordinary expense or burdens to us. Should compliance with these laws become overly burdensome and unprofitable we may decide to cease certain operations and change our business model.

Current and future legislation and SEC rule making and other regulatory developments, including interpretations released by a regulatory authority, may impact the manner in which cryptocurrency is viewed or treated for classification and clearing purposes. In particular, cryptocurrency may not be excluded from the definition of "security" by SEC rule making or interpretation requiring registration of all transactions unless another exemption is available, including transacting in cryptocurrency among owners and require registration of trading platforms as "exchanges".

Due to concerns around resource consumption and associated environmental concerns, particularly as such concerns relate to public utilities companies, various countries, states and cities have implemented, or are considering implementing, moratoriums on Bitcoin mining in their jurisdictions. Such moratoriums would impede Bitcoin mining and/or Bitcoin use more broadly. For example, in November 2022, New York imposed a two-year moratorium on new proof-of-work mining permits at fossil fuel plants in the state. Although we do not mine in New York (we currently mine Bitcoin only in Missouri, Texas and Iowa) it is possible that other states may create similar laws that could have a material adverse effect on our business, financial condition and results of operations.

We cannot be certain as to how future regulatory developments will impact the treatment of cryptocurrency under the law. If we fail to comply with such additional regulatory and registration requirements, we may seek to cease certain of our operations or be subjected to fines, penalties and other governmental action. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our business model at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of any Bitcoin we may mine or otherwise acquire or hold for our own account.

Our business is dependent on a small number of Bitcoin mining equipment suppliers.

Our business is dependent upon Bitcoin mining equipment suppliers providing an adequate supply of new generation Bitcoin mining machines at economical prices to customers intending to purchase our hosting and other solutions. The growth in our business is directly related to increased demand for hosting services and Bitcoin which is dependent in large part on the availability of new generation mining machines offered for sale at a price conducive to profitable Bitcoin mining, as well as the trading price of Bitcoin. The market price and availability of new mining machines fluctuates with the price of cryptocurrency and can be volatile. In addition, as more companies seek to enter the mining industry, the demand for machines may outpace supply and create mining machine equipment shortages. There are no assurances that cryptocurrency mining equipment suppliers will be able to keep pace with any surge in demand for mining equipment. We currently do not have an agreement with our suppliers to purchase additional machines, and therefore there is no guarantee that we will be able to purchase machines on terms acceptable to us. We intend to complete one or more financings to provide liquidity to purchase additional machines, at which point we expect to enter into an agreement with one or more machine suppliers in order to purchase additional machines. Further, manufacturing mining machine purchase contracts are not favorable to purchasers and even if we do enter into agreements with our suppliers, we may have little or no recourse in the event a mining machine manufacturer defaults on its mining machine delivery commitments. If we and our customers are not able to obtain a sufficient number of Bitcoin mining machines at favorable prices, our growth expectations, liquidity, financial condition and results of operations will be negatively impacted.

Bitcoin mining machines rely on components and raw materials that may be subject to price fluctuations or shortages, including ASIC chips that have been subject to a significant shortage.

In order to build and sustain our self-mining operations we will depend on third parties to provide us with ASIC chips and other critical components for our mining equipment, which may be subject to price fluctuations or shortages. For example, the ASIC chip is the key component of a mining machine as it determines the efficiency of the device. The production of ASIC chips typically requires highly sophisticated silicon wafers, which currently only a small number of fabrication facilities, or wafer foundries, in the world are capable of producing. We believe that the previous microchip shortage that the entire industry experienced lead to price fluctuations and disruption in the supply of key miner components. Specifically, the ASIC chips have recently been subject to a significant price increases and shortages.

We do not currently have agreements in place for the supply of ASIC chips. There is a risk that a manufacturer or seller of ASIC chips or other necessary mining equipment may adjust the prices based on fluctuations in cryptocurrency prices or otherwise, and the cost of new machines could become unpredictable and extremely high. As a result, at times, we may be forced to obtain Bitcoin mining machines and other hardware at premium prices, to the extent they are even available. Such events could have a material adverse effect on our business, prospects, financial condition, and operating results.

Banks and financial institutions may not provide banking services, or may cut off services, to businesses that engage in cryptocurrency-related activities or that accept cryptocurrency as payment, including financial institutions of investors in our common shares.

A number of companies that engage in cryptocurrency-related activities have been unable to find banks or financial institutions that are willing to provide them with bank accounts and other services. Similarly, a number of companies and individuals or businesses associated with cryptocurrencies may have had and may continue to have their existing bank accounts closed or services discontinued with financial institutions in response to government action. We also may be unable to obtain or maintain these services for our business. The difficulty that many businesses that provide cryptocurrency-related activities have and may continue to have in finding banks and financial institutions willing to provide them services may be decreasing the usefulness of cryptocurrency as a payment system and harming public perception of cryptocurrency, and could decrease their usefulness and harm their public perception in the future.

The impact of geopolitical and economic events on the supply and demand for cryptocurrency is uncertain.

Geopolitical crises may motivate large-scale purchases of cryptocurrencies, which could increase the price of cryptocurrencies rapidly. This may increase the likelihood of a subsequent price decrease as crisis-driven purchasing behavior dissipates, adversely affecting the value of our inventory following such downward adjustment. Such risks are similar to the risks of purchasing commodities in uncertain times, such as the risk of purchasing, holding or selling gold. Alternatively, as an emerging asset class with limited acceptance as a payment system or commodity, global crises and general economic downturns may discourage investment in cryptocurrency as investors focus their investment on less volatile asset classes as a means of hedging their investment risk.

As an alternative to fiat currencies that are backed by central governments, cryptocurrency, which is relatively new, is subject to supply and demand forces. How such supply and demand will be impacted by geopolitical events is largely uncertain but could be harmful to us. Political or economic crises may motivate large-scale acquisitions or sales of cryptocurrency either globally or locally. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

We may not be able to compete with other companies, some of whom have greater resources and experience.

We may not be able to compete successfully against present or future competitors. We do not have the resources to compete with larger providers of similar services at this time. The cryptocurrency industry has attracted various high-profile and well-established operators, some of which have substantially greater liquidity and financial resources than we do. With the limited resources we have available, we may experience great difficulties in expanding and improving our network of computers to remain competitive. Competition from existing and future competitors, particularly those that have access to competitively-priced energy, could result in our inability to secure acquisitions and partnerships that we may need to expand our business in the future. This competition from other entities with greater resources, experience and reputations may result in our failure to maintain or expand our business, as we may never be able to successfully execute our business plan. If we are unable to expand and remain competitive, our business could be negatively affected.

The mining data centers at which we maintain our mining equipment may experience damages, including damages that are not covered by insurance.

The mining data centers at which we maintain our mining equipment are, and any future mining data centers at which we maintain our mining equipment will be, subject to a variety of risks relating to physical condition and operation, including:

  the presence of construction or repair defects or other structural or building damage;
  any non-compliance with or liabilities under applicable environmental, health or safety regulations or requirements or building permit requirements;
  any damage resulting from natural disasters, such as hurricanes, earthquakes, fires, floods and windstorms; and
  claims by employees and others for injuries sustained at our properties.

For example, the mining data centers at which we maintain our mining equipment could be rendered inoperable, temporarily or permanently, as a result of a fire or other natural disaster or by a terrorist or other attack on the facilities where our mining equipment is located. Although we have multiple sites in an effort to mitigate this risk, these and other measures we take to protect against these risks may not be sufficient. Any property insurance we obtain in the future may not be adequate to cover any losses we suffer as a result of any of these events. In the event of an uninsured loss, including a loss in excess of insured limits, at any of the mining data centers at which we maintain our mining equipment, such mining data centers may not be adequately repaired in a timely manner or at all and we may lose some or all of the future revenues anticipated to be derived from our equipment located at such mining data centers.

Further significant disruptions in the cryptocurrency markets, such as those experienced in the second half of 2022, may cause further material impairment of the value and use of our miners.

During the fourth quarter of 2022, the per coin price of Bitcoin reached a low of approximately $15,500 from a high of high of approximately $64,500 a year earlier, in the fourth quarter of 2021. This decrease in the price of Bitcoin combined with the general market sentiment caused in large part by the FTX collapse and various Bitcoin company related bankruptcies and restructurings led to a material decline in the fair value of our miners and deposits for future miner purchases. Although the price of Bitcoin has recovered to previous levels, future decreases in the value of Bitcoin could cause us to experience increased losses or to record additional impairments in the value of these and future miner assets.

If Bitcoin prices dropped to levels below those experienced in 2022 and held at those levels for a significant period of time, it could impact our profitability to the point that we would have to consider whether there would be less diminution of value if we were to leave certain of our miners to idle until the price of Bitcoin recovered. Theoretically, there is a minimum Bitcoin price that is so low that we would want to turn off our miners. This is a complex projection involving multiple ever-changing, dynamic variables that include the price of Bitcoin, the exahash we have online, the network exahash, the network hashprice, the amount of time our machines are online hashing (uptime) and our cost to mine Bitcoin. We have multiple mining sites and hosting partners, all with different hosting prices, electricity prices, and contract structures. These costs, some fixed and some variable, would need to be compared to the current revenue being produced by the miners in order to make any such decision. In recent months the price of Bitcoin has increased, while our fixed rate contracts have stayed the same. The largest impact on breakeven has been the impact of the Bitcoin halving, which reduced the Bitcoin earned by half while the same amount of hash calculations were supplied. The following sensitivity tables, which do not account for cost to purchase mining equipment because we do not finance our mining equipment, assist us in our decision making. We update these tables periodically because the inputs are dynamic.

The dynamic nature of cryptocurrency exchanges on which Bitcoin and other cryptocurrencies are traded may cause disruptions in the cryptocurrency markets, which may expose us to the effects of negative publicity resulting from fraudulent actors in the cryptocurrency space, and can adversely affect an investment in us.

The cryptocurrency exchanges on which Bitcoin is traded are relatively new. Many cryptocurrency exchanges do not provide the public with significant information regarding their ownership structure, management teams, corporate practices, or regulatory compliance. As a result, the marketplace may lose confidence in, or may experience problems relating to, such cryptocurrency exchanges, including prominent exchanges handling a significant portion of the volume of cryptocurrency trading. In the recent past, a number of companies in the cryptocurrency industry declared bankruptcy. Such bankruptcies have contributed, at least in part, to further price volatility in most cryptocurrencies, a loss of confidence in the participants of the cryptocurrency ecosystem and negative publicity surrounding cryptocurrencies more broadly, and other participants and entities in the cryptocurrency industry have been, and may continue to be, negatively affected. These events have also negatively impacted the demand for the cryptocurrency markets. As a result of these events, many cryptocurrency markets, including the market for Bitcoin, have experienced increased price volatility. The Bitcoin ecosystem may continue to be negatively impacted and experience long term volatility if public confidence decreases. Further, we have been directly and indirectly impacted by certain of the recent bankruptcies in the cryptocurrency space, and may in the future be directly or indirectly impacted by any future bankruptcies in the cryptocurrency space. For example, we were adversely impacted by the December 2022 bankruptcy of Core Scientific, with whom we previously entered into a Sub-License and Delegation Agreement. See "Our Company-Overview-Hosting Sub-License." In addition, on June 3, 2022, we entered into a Master Agreement with Compute North LLC (the "Compute North MA") for co-location, management and other services of certain of our mining equipment for an initial term of five years. Compute North filed for bankruptcy in September 2022. As a result, we recorded provisions for losses on deposits due to vendor bankruptcy filings in the amounts of $8.5 million and $16.1 million for the years ended December 31, 2023 and 2022, respectively, as a result of those two vendors filing for Chapter 11 bankruptcy.

These events are continuing to develop and it is not possible to predict, at this time, every risk that they may pose to us, our service providers, or the cryptocurrency industry as a whole. A perceived lack of stability in the cryptocurrency exchange market and the closure or temporary shutdown of cryptocurrency exchanges due to business failure, hackers or malware, government-mandated regulation, or fraud, may reduce confidence in cryptocurrency networks and result in greater volatility in cryptocurrency values. These potential consequences of a cryptocurrency exchange's failure could adversely affect an investment in us.

It may be illegal now, or in the future, to acquire, own, hold, sell, or use cryptocurrency, participate in blockchains or utilize similar cryptocurrency in one or more countries, the ruling of which would adversely affect us.

As cryptocurrency has grown in both popularity and market size, governments around the world have reacted differently to cryptocurrency; certain governments have deemed them illegal, and others have allowed their use and trade without restriction, while in some jurisdictions, such as in the United States, subject to extensive and evolving regulatory requirements. Until recently, little, or no regulatory attention has been directed toward cryptocurrency by U.S. federal and state governments, foreign governments and self-regulatory agencies. As cryptocurrency has grown in popularity and in market size, the Federal Reserve Board, U.S. Congress, and certain U.S. agencies have begun to examine cryptocurrency in more detail.

One or more countries, including but not limited to China, which have taken harsh regulatory action in the past, may take regulatory actions in the future that could severely restrict the right to acquire, own, hold, sell, or use cryptocurrency or to exchange for fiat currency. In many nations, particularly in China, it is illegal to accept payment in cryptocurrency for consumer transactions and banking institutions are barred from accepting deposits of cryptocurrency. Such restrictions may adversely affect us as the large-scale use of cryptocurrency as a means of exchange is presently confined to certain regions globally. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of any Bitcoin that we mine or otherwise acquire or hold for our own account, and harm investors.

Investors may not have the same protections that exist for traditional stock exchanges.

Traditional stock exchanges have listing requirements and vet issuers, requiring them to be subjected to rigorous listing standards and rules, and monitor investors transacting on such platform for fraud and other improprieties. Depending on a ledger-based platform's controls and the other policies of the ledger-based platform on which a given cryptocurrency trades, such cryptocurrency may not benefit from the protections afforded to traditional stock exchanges. For ledger-based platforms that do not provide sufficient protections, there is a risk of fraud and manipulation. These factors may decrease liquidity or volume of a given ledger-based platform or of the cryptocurrency industry in general or may otherwise increase volatility of investment securities or other assets trading on a ledger-based system. Such potential decreased liquidity or volume, or increase in volatility may adversely affect us, and could have a material adverse effect on our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account and harm investors.

Our operations, investment strategies and profitability may be adversely affected by competition from other methods of investing in cryptocurrency.

We compete with other users and/or companies that are mining cryptocurrency and other potential financial vehicles, including securities backed by or linked to cryptocurrency through entities similar to us. Market and financial conditions, and other conditions beyond our control, may make it more attractive to invest in other financial vehicles, or to invest in cryptocurrency directly. The emergence of other financial vehicles and exchange-traded funds have been scrutinized by regulators and such scrutiny and the negative impressions or conclusions resulting from such scrutiny could be applicable to us and impact our ability to successfully pursue our strategy or operate at all, or to establish or maintain a public market for our securities. Such circumstances could have a material adverse effect on our ability to continue as a going concern or to pursue our strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account, and harm investors.

Cryptocurrency may be subject to loss, theft, or restriction on access.

There is a risk that some or all of any cryptocurrency that we own could be lost or stolen. Cryptocurrency is stored in sites commonly referred to as "wallets" by holders of cryptocurrency which may be accessed to exchange a holder's cryptocurrency. Access to our Bitcoin could also be restricted by cybercrime (such as a denial of service attack). Cold storage refers to any cryptocurrency wallet that is not connected to the Internet. Cold storage is generally more secure than hot storage, but is not ideal for quick or regular transactions and we may experience lag time in our ability to respond to market fluctuations in the price of our Bitcoin. We expect to hold all our cryptocurrency in a combination of insured institutional custody services and multi signature cold storage wallets, and maintain secure backups to reduce the risk of malfeasance, but the risk of loss of our Bitcoin cannot be wholly eliminated. Any restrictions on access to our Bitcoin due to cybercrime or other reasons could limit our ability to convert cryptocurrency to cash, potentially resulting in liquidity issues. Currently, we store our Bitcoin in wallets custodied by Bitgo and Coinbase (each, a "Custodian" and together, the "Custodians"). All of our wallets held by Custodians are cold wallets. Such arrangements are governed by each Custodian's terms of service, and we do not have an agreement with either Custodian other than such terms of service. When we decide to sell Bitcoin, we transfer it from our digital wallets held by the applicable Custodian to our trading account wallet, which is held by us. We do not currently have a specific policy for how or when to sell Bitcoin for fiat currency to fund our operations for growth or through what exchange we do so, or whether we should hold our mining rewards for investment purposes. At this time, our Bitcoin are not held for long periods of time and they are generally sold nearly immediately in order to fund our operations. Transfers through Bitgo over a certain size require video conference verification to ensure that the request came from one of our authorized signors, and that we in fact authorized the transfer in question.

Hackers or malicious actors may launch attacks to steal, compromise or secure cryptocurrency. As we increase in size, we may become a more appealing target of hackers, malware, cyber-attacks, or other security threats. Any of these events may adversely affect our operations and, consequently, our investments and profitability. The loss or destruction of a private key required to access our digital wallets may be irreversible and we may be denied access for all time to our cryptocurrency holdings or the holdings of others held in those compromised wallets. Our loss of access to our private keys or a data loss relating to our digital wallets could adversely affect our investments and assets.

Cryptocurrency is controllable only by the possessor of both the unique public and private keys relating to the local or online digital wallet in which they are held, which wallet's public key or address is reflected in the network's public blockchain. To the extent such private keys are lost, destroyed, or otherwise compromised, we will be unable to access our cryptocurrency rewards and such private keys may not be capable of being restored by any network. Any loss of private keys relating to digital wallets used to store our cryptocurrency could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

Incorrect or fraudulent cryptocurrency transactions may be irreversible.

Cryptocurrency transactions are irrevocable and stolen or incorrectly transferred cryptocurrencies may be irretrievable. As a result, any incorrectly executed or fraudulent cryptocurrency transactions could adversely affect our investments and assets. Cryptocurrency transactions are not, from an administrative perspective, reversible without the consent and active participation of the recipient of the cryptocurrencies from the transaction. Once a transaction has been verified and recorded in a block that is added to a blockchain, an incorrect transfer of a cryptocurrency or a theft thereof generally will not be reversible and we may not have sufficient recourse to recover our losses from any such transfer or theft. It is possible that, through computer or human error, or through theft or criminal action, our cryptocurrency rewards could be transferred in incorrect amounts or to unauthorized third parties, or to uncontrolled accounts. Further, at this time, there is no specifically enumerated U.S. or foreign governmental, regulatory, investigative or prosecutorial authority or mechanism through which to bring an action or complaint regarding missing or stolen cryptocurrency. In the event of a loss, we would be reliant on existing private investigative entities to investigate any such loss of our Bitcoin. To the extent that we are unable to recover our losses from such action, error or theft, such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects, or operations of and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

Our interactions with a blockchain may expose us to specially designated nationals or blocked persons or cause us to violate provisions of law that did not contemplate distributed ledger technology.

The Office of Financial Assets Control of the U.S. Department of Treasury ("OFAC") requires us to comply with its sanction program and not conduct business with persons named on its specially designated nationals list. However, because of the pseudonymous nature of blockchain transactions, we may inadvertently and without our knowledge engage in transactions with persons named on OFAC's specially designated nationals list. Our policy prohibits any transactions with such specially designated national individuals, but we may not be adequately capable of determining the ultimate identity of the individual with whom we transact with respect to selling cryptocurrency. We do not directly sell Bitcoin to individuals; rather our custodial partners sell Bitcoin on our behalf. We require that our custodial partners who sell our cryptocurrency to have standard industry anti-money laundering (AML), know your customer (KYC) and OFAC policies. To the extent government enforcement authorities literally enforce these and other laws and regulations that are impacted by decentralized distributed ledger technology, we may be subject to investigation, administrative or court proceedings, and monetary fines and penalties, which could harm our reputation.

The price of cryptocurrency may be affected by the sale of cryptocurrency by other vehicles investing in cryptocurrency or tracking cryptocurrency markets.

The mathematical protocols under which many cryptocurrencies are mined permit the creation of a limited, predetermined amount of currency, while others have no limit established on total supply. To the extent that other vehicles investing in cryptocurrency or tracking cryptocurrency markets form and come to represent a significant proportion of the demand for a cryptocurrency, large redemptions of the securities of those vehicles and the subsequent sale of such cryptocurrency by such vehicles could negatively affect the price and value of the cryptocurrency inventory we hold. Such events could have a material adverse effect on our ability to continue as a going concern or to pursue our new strategy at all, which could have a material adverse effect on our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

Bitcoin is subject to halving, and our Bitcoin mining operations may generate less revenue as a result.

At mathematically predetermined intervals, the number of new Bitcoin awarded for solving a block is cut in half, which is referred to as "halving." Bitcoin halving occurred in April 2024, at which time the block rewards for Bitcoin halved from 6.25 to 3.125. While we cannot predict the exact date of the next halving, as it is predicated on factors such as the block height and the network hash rate, halving happens every 210,000 blocks, and the next Bitcoin halving is expected to occur in 2028. While Bitcoin prices have historically increased around these halving events, there is no guarantee that the price change will be favorable or would compensate for the reduction in mining rewards. If a corresponding and proportionate increase in the price of Bitcoin does not follow the upcoming or future halving events, the revenue we earn from our Bitcoin mining operations would see a decrease, which could have a material adverse effect on our results of operations and financial condition.

The maximum number of Bitcoins that may be released into circulation is 21 million, and the number of Bitcoin currently in circulation is approximately 19.7 million. As the number of Bitcoin available to be mined narrows, we expect the fees for Bitcoin transactions to increase. Eventually, once the majority of Bitcoin is mined and in circulation, we expect to see revenue from transaction fees to exceed the revenue from mining Bitcoin. Once this occurs, we may need to find additional ways to increase our revenue, which could include entering into other areas within the cryptocurrency industry.

There are risks related to technological obsolescence, the vulnerability of the global supply chain to cryptocurrency hardware disruption, and difficulty in obtaining new hardware which may have a negative effect on our business.

Our mining operations can only be successful and ultimately profitable if the costs of mining cryptocurrency, including hardware and electricity costs, associated with mining cryptocurrency are lower than the price of cryptocurrency. As our mining facility operates, our miners experience ordinary wear and tear, and may also face more significant malfunctions caused by a number of extraneous factors beyond our control. The physical degradation of our miners will require us to, over time, replace those miners which are no longer functional. Additionally, as the technology evolves, we may be required to acquire newer models of miners to remain competitive in the market.

Also, because we expect to depreciate all new miners, our reported operating results will be negatively affected. Further, the global supply chain for cryptocurrency miners is presently heavily dependent on China. Should disruptions to the China-based global supply chain for cryptocurrency hardware occur, we may not be able to obtain adequate replacement parts for existing miners or to obtain additional miners from the manufacturer on a timely basis. Such events could have a material adverse effect on our ability to pursue our new strategy, which could have a material adverse effect on our business.

We may not adequately respond to price fluctuations and rapidly changing technology, which may negatively affect our business.

Competitive conditions within the cryptocurrency industry require that we use sophisticated technology in the operation of our business. The industry for blockchain technology is characterized by rapid technological changes, new product introductions, enhancements, and evolving industry standards. New technologies, techniques or products could emerge that might offer better performance than the software and other technologies we currently utilize, and we may have to manage transitions to these new technologies to remain competitive. We may not be successful, generally or relative to our competitors in the cryptocurrency industry, in timely implementing new technology into our systems, or doing so in a cost-effective manner. As a result, our business and operations may suffer.

The reward for mining cryptocurrency in the future may decrease, and the value of cryptocurrency may not adjust to compensate us for the reduction in the rewards we receive from our mining efforts.

There is no guarantee that price fluctuations of cryptocurrencies will compensate for the reduction in mining reward. If a corresponding and proportionate increase in the trading price of a cryptocurrency or a proportionate decrease in mining difficulty does not follow the decrease in rewards, the revenue we earn from our cryptocurrency mining operations could see a corresponding decrease, which would have a material adverse effect on our business and operations.

The value of cryptocurrency may be subject to pricing risk and has historically been subject to wide swings.

Cryptocurrency market prices, which have historically been volatile and are impacted by a variety of factors (including those discussed below), are determined primarily using data from various exchanges, over-the-counter markets, and derivative platforms. Furthermore, such prices may be subject to factors such as those that impact commodities, more so than business activities, which could be subjected to additional influence from fraudulent or illegitimate actors, real or perceived scarcity, and political, economic, regulatory, or other conditions. Pricing may be the result of, and may continue to result in, speculation regarding future appreciation in the value of cryptocurrencies, inflating and making its market prices more volatile or creating "bubble" type risks for cryptocurrencies.

We may not be able to realize the benefits of forks. Forks in a cryptocurrency network may occur in the future which may affect the value of cryptocurrency held by us.

To the extent that a significant majority of users and miners on a cryptocurrency network install software that changes the cryptocurrency network or properties of a cryptocurrency, including the irreversibility of transactions and limitations on the mining of new cryptocurrency, the cryptocurrency network would be subject to new protocols and software. However, if less than a significant majority of users and miners on the cryptocurrency network consent to the proposed modification, and the modification is not compatible with the software prior to its modification, the consequence would be what is known as a "fork" of the network, with one prong running the pre-modified software and the other running the modified software. The effect of such a fork would be the existence of two versions of the cryptocurrency running in parallel, yet lacking interchangeability and necessitating exchange-type transactions to convert currencies between the two forks. A fork in a cryptocurrency could adversely affect our business because we may not be able to realize the economic benefit of a fork, either immediately or ever, which could adversely affect our business. If we hold a cryptocurrency at the time of a hard fork into two cryptocurrencies, industry standards would dictate that we would be expected to hold an equivalent amount of the old and new assets following the fork. However, we have not in the past, and have no plans in the future, to use or participate in forks, and, as a result, we may not realize the economic benefit of a new asset created by a fork. Additionally, laws, regulations or other factors may prevent us from benefiting from the new asset.

If a malicious actor or botnet obtains control in excess of 50% of the processing power active on any cryptocurrency network, it is possible that such actor or botnet could manipulate the blockchain in a manner that adversely affects an investment in us.

If a malicious actor or botnet (a volunteer or hacked collection of computers controlled by networked software coordinating the actions of the computers) obtains a majority of the processing power dedicated to mining on any cryptocurrency network it may be able to alter the blockchain by constructing alternate blocks if it is able to solve for such blocks faster than the remainder of the miners on the blockchain can add valid blocks. In such alternate blocks, the malicious actor or botnet could control, exclude, or modify the ordering of transactions, though it could not generate new cryptocurrency or transactions using such control. Using alternate blocks, the malicious actor could "double-spend" its own cryptocurrency (i.e., spend the same cryptocurrency in more than one transaction) and prevent the confirmation of other users' transactions for so long as it maintains control. To the extent that such malicious actor or botnet does not yield its majority control of the processing power or the cryptocurrency community does not reject the fraudulent blocks as malicious, reversing any changes made to the blockchain may not be possible. Such changes could adversely affect an investment in us.

The approach towards and possible crossing of the 50% threshold indicate a greater risk that a single mining pool could exert authority over the validation of cryptocurrency transactions. To the extent that the cryptocurrency ecosystems do not act to ensure greater decentralization of cryptocurrency mining processing power, the feasibility of a malicious actor obtaining more than 50% of the processing power on any cryptocurrency network (e.g., through control of a large mining pool or through hacking such a mining pool) will increase, which may adversely impact an investment in us.

Cryptocurrencies, including those maintained by or for us, may be exposed to cybersecurity threats and hacks.

As with any computer code generally, flaws in cryptocurrency codes may be exposed by malicious actors. Several errors and defects have been found previously, including those that disabled some functionality for users and exposed users' information. Exploitation of flaws in the source code that allow malicious actors to take or create money have previously occurred. Despite our efforts and processes to prevent breaches, our devices, as well as our miners, computer systems and those of third parties that we use in our operations, are vulnerable to cybersecurity risks, including cyberattacks such as viruses and worms, phishing attacks, denial-of-service attacks, physical or electronic break-ins, employee theft or misuse, and similar disruptions from unauthorized tampering with our miners and computer systems or those of third parties that we use in our operations. Such events could have a material adverse effect our business, prospects, or operations and potentially the value of Bitcoin that we mine or otherwise acquire or hold for our own account.

Malicious cyber-attacks, attempted cybersecurity breaches, and other adverse events affecting our operational systems or infrastructure, or those of third parties, could disrupt our businesses and cause losses.

Despite defensive measures we have taken to protect, detect, respond and recover from cyber threats, we experience cybersecurity threats and incidents from time to time, and it is possible that such defensive measures will be unsuccessful in mitigating a cybersecurity event. These events may arise from external factors such as governments, organized crime, hackers, and other third parties such as infrastructure-support providers and application developers, or may originate internally from an employee or service provider to whom we have granted access to our computer systems. If our security measures are breached, our business would suffer and we could incur material liability. Because techniques used to obtain unauthorized access or to sabotage computer systems change frequently and generally are not recognized until launched against a target, we may be unable to anticipate these techniques or to implement adequate preventive measures.

We also face the risk of operational disruption, failure or capacity constraints of any of the third-party service providers that facilitate our business activities. In addition, the increased flexibility for our employees to work remotely post-Pandemic has amplified certain risks related to, among other things, the increased demand on our information technology resources and systems, the increased risk of phishing and other cybersecurity attacks, and the increased number of points of possible attack, such as laptops and mobile devices (both of which are now being used in increased numbers), to be secured.

Our remediation costs and lost revenues could be significant if we fall victim to a cyber-attack. If an actual, threatened or perceived breach of our security occurs, the market perception of the effectiveness of our security measures could be harmed. We may be required to expend significant resources to repair system damage, pay a ransom, protect against the threat of future security breaches or to alleviate problems caused by any breaches.

Our cash and other sources of liquidity may not be sufficient to fund our operations and there is substantial doubt about our ability to continue as a going concern over the next 12 months and we may not be successful in raising the additional capital necessary to meet expected increases in our working capital needs.

We have recurring losses from operations. Our primary source of cash flow is generated from Bitcoin mining revenue. In addition, in the past we have financed our operations through proceeds from private and public sales of securities. At June 30, 2024, we had cash and cash equivalents of $4.3 million compared to cash and cash equivalents of $0.6 million at December 31, 2023. As of June 30, 2024, we had working capital of $13.3 million reflecting an increase of $5.2 million since December 31, 2023 primarily related to an increase in cash and the unrealized gain on our investment in equity securities. Cash management continues to be a priority.

Management has projected that based on our recurring losses, negative cash flows from operating activities, and our hashing rate at June 30, 2024, cash on hand may not be sufficient to allow us to continue operations and there is substantial doubt about our ability to continue as a going concern over the next 12 months if we are unable to raise additional funding for operations. We expect our working capital needs to increase in the future as we continue to expand and enhance our operations. Included in our working capital is an investment in equity securities that we can liquidate as needed to assist in funding our operations. Our ability to raise additional funds for working capital through equity or debt financings or other sources may depend on the financial success of our business and successful implementation of our key strategic initiatives, financial, economic and market conditions and other factors, some of which are beyond our control. If we require additional capital and are unsuccessful in raising that capital at a reasonable cost and at the required time, or at all, we may not be able to continue our business operations in the cryptocurrency mining industry or we may be unable to advance our growth initiatives, either of which could adversely impact our business, financial condition and results of operations. In an effort to mitigate these risks we expect to take steps to lower our cost of mining and also refresh our mining fleet to increase our mining efficiency.

Significant changes from our current forecasts, including but not limited to: (i) shortfalls from projected mining earning levels; (ii) increases in operating costs; (iii) decreases in the value of cryptocurrency; and (iv) our inability to maintain compliance with the requirements of the NASDAQ Capital Market and/or our inability to maintain listing with the NASDAQ Capital Market could have a material adverse impact on our ability to access the level of funding necessary to continue our operations at current levels. If any of these events occurs or we are unable to generate sufficient cash from operations or financing sources, we may be forced to liquidate assets where possible and/or curtail, suspend or cease planned programs or operations generally or seek bankruptcy protection or be subject to an involuntary bankruptcy petition, any of, which would have a material adverse effect on our business, results of operations, financial position and liquidity.

We have a history of net losses and may not achieve or maintain profitability.

We have limited non-recurring revenues derived from operations. We have a history of net losses, and we expect to continue to incur net losses and we may not achieve or maintain profitability. We may see continued losses during 2024 and as a result of these and other factors, we may not be able to achieve, sustain or increase profitability in the near future.

We are subject to many risks common to early-stage enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial, and other resources, technology, and market acceptance issues. There is no assurance that we will be successful in achieving a return on shareholders' investment and the likelihood of success must be considered considering our stage of operations.

The failure to attract, hire, retain and motivate key personnel could have a significant adverse impact on our operations.

Our success depends on the retention and maintenance of key personnel, including members of senior management. Achieving this objective may be difficult due to many factors, including competition for such highly skilled personnel; fluctuations in global economic and industry conditions; changes in our management or leadership; competitors' hiring practices; and the effectiveness of our compensation programs. The loss of any of these key persons could have a material adverse effect on our business, financial condition or results of operations.

Our success is also dependent on our continuing ability to identify, hire, train, motivate and retain highly qualified management and finance personnel. Any such new hire may require a significant transition period prior to making a meaningful contribution. Competition for qualified employees is particularly intense in the technology industry, and we have in the past experienced difficulty recruiting qualified employees. Our failure to attract and to retain the necessary qualified personnel could seriously harm our operating results and financial condition. Competition for such personnel can be intense, and no assurance can be provided that we will be able to attract or retain highly qualified technical and managerial personnel in the future, which may have a material adverse effect on our future growth and profitability. We do not have key person insurance.

Our financial results may fluctuate substantially for many reasons, and past results should not be relied on as indications of future performance.

Our revenues and operating results may fluctuate from quarter to quarter and from year to year due to a combination of factors. Thus, there can be no assurance that we will be able to reach profitability on a quarterly or annual basis. We believe that our revenue and operating results will continue to fluctuate, and that period-to-period comparisons are not necessarily indications of future performance. Our revenue and operating results may fail to meet the expectations of public market analysts or investors, which could have a material adverse effect on the price of our common shares. In addition, portions of our expenses are fixed and difficult to reduce if our revenues do not meet our expectations. These fixed expenses magnify the adverse effect of any revenue shortfall.

Our plans for implementing our business strategy and achieving profitability are based upon the experience, judgment and assumptions of our key management personnel, and available information concerning the communications and technology industries. If management's assumptions prove to be incorrect, it could have a material adverse effect on our business, financial condition, or results of operations.

We have made a number of acquisitions in the past and we may make acquisitions in the future. Our ability to identify complementary assets, products or businesses for acquisition and successfully integrate them could affect our business, financial condition and operating results.

In the future, we may continue to pursue acquisitions of assets, products, or businesses that we believe are complementary to our existing business and/or to enhance our market position or expand our product portfolio. There is a risk that we will not be able to identify suitable acquisition candidates available for sale at reasonable prices, complete any acquisition, or successfully integrate any acquired product or business into our operations. We are likely to face competition for acquisition candidates from other parties including those that have substantially greater available resources. Acquisitions may involve a number of other risks, including:

  diversion of management's attention;
  disruption to our ongoing business;

  failure to retain key acquired personnel;
  failure to obtain required regulatory approvals;
  difficulties in integrating acquired operations, technologies, products, or personnel unanticipated expenses, events, or circumstances;
  assumption of disclosed and undisclosed liabilities; and
  inappropriate valuation of the acquired in-process research and development, or the entire acquired business.

If we do not successfully address these risks or any other problems encountered in connection with an acquisition, the acquisition could have a material adverse effect on our business, results of operations and financial condition. Further, our success will depend, in part, on the extent to which we are able to integrate acquired companies (and any additional businesses with which we may combine in the future) into a cohesive, efficient enterprise. This integration process may entail significant costs and delays. Our failure to integrate the operations of companies successfully could adversely affect our business, financial condition, results of operations and prospects. To the extent that any acquisition results in additional goodwill, it will reduce our tangible net worth, which might adversely affect our business, financial condition, results of operations and prospects, as well as our credit capacity and if we proceed with an acquisition, our available cash may be used to complete the transaction, diminishing our liquidity and capital resources, or shares may be issued which could cause significant dilution to existing shareholders.

We have implemented cost reduction efforts; however, these efforts may need to be modified, and if we need to implement additional cost reduction efforts it could materially harm our business.

We have implemented certain cost reduction efforts. There can be no assurance that these cost reduction efforts will be successful. As a result, we may need to implement further cost reduction efforts across our operations, such as further reductions in the cost of our workforce and/or suspending or curtailing planned programs, either of which could materially harm our business, results of operations and future prospects.

Risks Related to Our Public Company Status and Our Common Shares

Sales of common shares issuable upon exercise of outstanding warrants, the conversion of outstanding preferred shares, or the effectiveness of our registration statement may cause the market price of our common shares to decline. Currently outstanding preferred shares could adversely affect the rights of the holders of common shares.

On October 1, 2021, we filed articles of amendment to create a series of preferred shares, being, an unlimited number of Series H Preferred Shares and to provide for the rights, privileges, restrictions, and conditions attaching thereto. Pursuant to the articles of amendment governing the rights and preferences of outstanding shares of Series H Preferred Shares, each holder of the Series H Preferred Shares, may, subject to prior shareholder approval, convert all or any part of the Series H Preferred Shares provided that after such conversion the common shares issuable, together with all the common shares held by the shareholder in the aggregate would not exceed 9.99% of the total number of our outstanding common shares. The Series H Preferred Shares are non-voting and do not accrue dividends.

As of December 31, 2023, we had in the aggregate 43,515 Series H Preferred Shares outstanding. The conversion of the outstanding Preferred Shares will result in substantial dilution to our common shareholders. Pursuant to our articles of amalgamation, our Board of Directors has the authority to fix and determine the voting rights, rights of redemption and other rights and preferences of preferred stock. The Modified Hertford Agreement also provides for certain resale restrictions applicable to the common shares that are issuable upon the conversion of the remaining Series H Preferred Shares during the two-year period ending on December 31, 2024, which are different from the restrictions contained in the Hertford Agreement, as well, commencing January 1, 2023 and terminating on December 31, 2023, holders of Series H Preferred Shares are permitted to (a) convert Series H Preferred Shares in an aggregate amount up to or equal to 3.0% of the aggregate number of Series H Preferred Shares outstanding on the first day of each such month and (b) sell the resulting number (and no greater number) of such converted common shares within such month. Commencing January 1, 2024 and terminating on December 31, 2024, holders of Series H Preferred Shares are permitted to (a) convert Series H Preferred Shares in an aggregate amount up to or equal to 10.0% of the aggregate number of Series H Preferred Shares outstanding on the first day of each such month and (b) sell the resulting number (and no greater number) of such converted common shares within such month. Commencing January 1, 2025, there are no resale restrictions applicable to the common shares that are issuable upon the conversion of any remaining Series H Preferred Shares then outstanding.

Additionally, as of December 31, 2023 we had warrants outstanding for the purchase of up to 5,842,354 common shares having a weighted-average exercise price of $28.50 per share. The sale of our common shares upon exercise of our outstanding warrants, the conversion of the Preferred Shares into common shares, or the sale of a significant amount of the common shares issued or issuable upon exercise of the warrants in the open market, or the perception that these sales may occur, could cause the market price of our common shares to decline or become highly volatile.

We may issue additional shares or other equity securities without your approval, which would dilute your ownership interest in us and may depress the market price of our common shares.

We may issue additional shares or other equity securities in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or grants without shareholder approval in a number of circumstances. The issuance of additional shares or other equity securities could have one or more of the following effects:

  our existing shareholders' proportionate ownership interest will decrease;

  the amount of cash available per share, including for payment of dividends in the future, may decrease;

  the relative voting strength of each previously outstanding share may be diminished; and

  the market price of our common shares may decline.

The market price of our common shares is volatile and it may decline significantly.

The market price for our common shares is volatile and subject to wide fluctuations in response to numerous factors, many of which are beyond our control, including the following:

  price and volume fluctuations in the overall stock market, the cryptocurrency market, and of Bitcoin mining stocks from time to time;

  future capital raising activities;

  sales of common shares by holders thereof or by us;

  changes in financial estimates by securities analysts who follow us, or our failure to meet these estimates or the expectations of investors;

  the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;

  rumors and market speculation involving us or other companies in our industry;

  actual or anticipated changes in our operating results or fluctuations in our operating results;

  actual or anticipated developments in our business, our competitors' businesses or the competitive landscape generally;

  litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;

  developments or disputes concerning our intellectual property or other proprietary rights;

  announced or completed acquisitions of businesses or technologies by us or our competitors;

  new laws or regulations or new interpretations of existing laws or regulations applicable to us and our business;

  any significant change in our executive officers and other key personnel or Board of Directors;

  release of transfer restrictions on certain outstanding common shares; and

  fluctuating or anticipated changes in power markets.

Financial markets may experience price and volume fluctuations that affect the market prices of equity securities of companies and that are unrelated to the operating performance, underlying asset values or prospects of such companies. Accordingly, the market price of the common shares may decline even if our operating results, underlying asset values or prospects have not changed. As well, certain institutional investors may base their investment decisions on consideration of our governance and social practices and performance against such institutions' respective investment guidelines and criteria, and failure to meet such criteria may result in a limited or no investment in our common shares by those institutions, which could adversely affect the trading price of our common shares. There can be no assurance that fluctuations in price and volume will not occur due to these and other factors.

In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may in the future be a target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention from day-to-day operations and consume resources, such as cash. In addition, the resolution of those matters may require us to issue additional common shares, which could potentially result in dilution to our existing shareholders. Expenses incurred in connection with these matters (which include fees of lawyers and other professional advisors and potential obligations to indemnify officers and directors who may be parties to such actions) could adversely affect our cash position.

If our performance does not meet market expectations, the price of our common shares may decline.

If our performance does not meet market expectations, the price of our common shares may decline. The market value of our common shares may vary significantly from the price of our common shares on the date of this Annual Report.

In addition, fluctuations in the price of our common shares could contribute to the loss of all or part of your investment. Any of the factors listed below could have a material adverse effect on your investment in our common shares and our common shares may trade at prices significantly below the price you paid for them. Factors affecting the trading price of our common shares may include:

  actual or anticipated fluctuations in our financial results or the financial results of companies perceived to be similar to it;

  changes in the market's expectations about our operating results;

  success of competitors;

  our operating results failing to meet market expectations in a particular period;

  changes in financial estimates and recommendations by securities analysts concerning us;

  operating and share price performance of other companies that investors deem comparable to us;

  changes in laws and regulations affecting our business;

  commencement of, or involvement in, litigation involving us;

  changes in our capital structure, such as future issuances of securities or the incurrence of debt;

  the volume of our shares available for public sale;

  any significant change in our board or management;

  sales of substantial amounts of shares by our directors, executive officers or significant shareholders or the perception that such sales could occur; and

  general economic and political conditions such as recessions, interest rates, fuel prices, international currency fluctuations and acts of war or terrorism.

Broad market and industry factors may depress the market price of our common shares irrespective of our operating performance. The stock market in general and Nasdaq have experienced price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of our securities, may not be predictable. A loss of investor confidence in the market for technology, Bitcoin mining or sustainability-related stocks or the stocks of other companies that investors perceive to be similar to us could depress our share price regardless of our business, prospects, financial conditions or results of operations. A decline in the market price of our common shares also could adversely affect our ability to issue additional securities and our ability to obtain additional financing in the future.

We may be subject to securities litigation, which is expensive and could divert management attention.

Our share price may be volatile and, in the past, companies that have experienced volatility in the market price of their shares have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management's attention and resources, which could have a material adverse effect on our business, financial condition, results of operations and prospects. Any adverse determination in litigation could also subject us to significant liabilities.

If the trading price of our common shares fails to comply with the continued listing requirements of the Nasdaq Capital Market, we would face possible delisting, which would result in a limited public market for our common shares and make obtaining future debt or equity financing more difficult for us.

Companies listed on the Nasdaq Capital Market are subject to delisting for, among other things, failure to maintain a minimum closing bid price of $1.00 per share for 30 consecutive business days pursuant to Nasdaq Listing Rule 5550(a)(2) and 5810(c)(3)(A) (the "Nasdaq Listing Rules"). Although we believe that we are currently in compliance with the Nasdaq Listing Rules, we cannot guarantee that we will continue to comply with the Nasdaq Listing Rules for continued listing on the Nasdaq Capital Market in the future. If we cannot comply with the Nasdaq Listing Rules, our common shares would be subject to delisting and would likely trade on the over-the-counter market. If our common shares were to trade on the over-the-counter market, selling our common shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and security analysts' coverage of us may be reduced. In addition, broker-dealers have certain regulatory burdens imposed upon them, which may discourage broker-dealers from effecting transactions in our common shares, further limiting the liquidity of our common shares. As a result, the market price of our common shares may be depressed, and you may find it more difficult to sell our common shares. Such delisting from the Nasdaq Capital Market and continued or further declines in our share price could also greatly impair our ability to raise additional necessary capital through equity or debt financing.

We will continue to incur substantial costs and obligations as a result of being a public company.

As a publicly-traded company, we will continue to incur significant legal, accounting, and other expenses. In addition, new and changing laws, regulations and standards relating to corporate governance and public disclosure for public companies, including the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"), regulations related thereto and the rules and regulations of the SEC and Nasdaq, have increased the costs and the time that must be devoted to compliance matters. We expect these rules and regulations will increase our legal and financial costs and lead to a diversion of management time and attention from revenue-generating activities.

We must comply with the financial reporting requirements of a public company, as well as other requirements associated with being listed on the Nasdaq Capital Market.

We are subject to reporting and other obligations under applicable Canadian securities laws, SEC rules and the rules of the Nasdaq Capital Market. These reporting and other obligations, including National Instrument 52-102 - Continuous Disclosure Obligations and National Instrument 52-109 - Certification of Disclosure in Issuers' Annual and Interim Filings, place significant demands on our management, administrative, operational, and accounting resources. Moreover, any failure to maintain effective internal controls could cause us to fail to meet our reporting obligations or result in material misstatements in our consolidated financial statements. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results could be materially harmed, which could also cause investors to lose confidence in our reported financial information, which could result in a lower trading price of our common shares.

Management does not expect that our disclosure controls and procedures and internal controls over financial reporting will prevent all errors and all fraud. A control system, no matter how well designed and implemented, can provide only reasonable, not absolute, assurance that its objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Due to the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues within a company are detected. The inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple errors or mistakes. Controls can also be circumvented by individual acts of some persons, by collusion of two or more people or by management override of the controls. Due to the inherent limitations in a cost-effective control system, misstatements due to error, or fraud may occur and not be detected.

We may be treated as a Passive Foreign Investment Company.

There is also an ongoing risk that we may be treated as a Passive Foreign Investment Company ("PFIC"), for U.S. federal income tax purposes. A non-U.S. corporation generally will be considered to be a PFIC for any taxable year in which 75% or more of its gross income is passive income, or 50% or more of the average value of its assets are considered "passive assets" (generally, assets that generate passive income). This determination is highly factual, and will depend upon, among other things, our market valuation and future financial performance. Based on current business plans and financial expectations, we do not believe we were a PFIC for our tax year ended December 31, 2023, and based on current business plans and financial expectations, we expect that we will not be a PFIC for our current tax year ending December 31, 2024 or for the foreseeable future. If we were to be classified as a PFIC for any future taxable year, holders of our common shares who are U.S. taxpayers would be subject to adverse U.S. federal income tax consequences.

Certain of our directors, officers and management could be in a position of conflict of interest.

Certain of our directors, officers and members of management may also serve as directors and/or officers of other companies. We may contract with such directors, officers, members of management and such other companies or with affiliated parties or other companies in which such directors, officers, or members of management own or control. These persons may obtain compensation and other benefits in transactions relating to us. Consequently, there exists the possibility for such directors, officers, and members of management to be in a position of conflict.

Future sales of common shares by directors, officers and other shareholders could adversely affect the prevailing market price for common shares.

Subject to compliance with applicable securities laws, officers, directors and other shareholders and their respective affiliates may sell some or all of their common shares in the future. No prediction can be made as to the effect, if any, such future sales will have on the market price of the common shares prevailing from time to time. However, the future sale of a substantial number of common shares by our officers, directors and other shareholders and their respective affiliates, or the perception that such sales could occur, could adversely affect prevailing market prices for the common shares.

We may issue an unlimited number of common shares. Future sales of common shares will dilute your shares.

Our articles permit the issuance of an unlimited number of common shares, and shareholders will have no preemptive rights in connection with such further issuances. Our directors have the discretion to determine the price and the terms of issue of further issuances of common shares in accordance with applicable laws.

ABOUT THIS OFFERING

We may from time to time, offer and sell any combination of the securities described in this prospectus up to a total dollar amount of $100,000,000 in one or more offerings. We will keep the registration statement of which this prospectus is a part effective until such time as all of the securities covered by this prospectus have been disposed of pursuant to and in accordance with this registration statement.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities registered as set forth in the applicable prospectus supplement.

CAPITALIZATION

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 8-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a corporation organized pursuant to articles of amalgamation under the Business Corporations Act (Ontario) (the "OBCA") dated August 1, 2018. Some of our assets are located outside of the United States and some of our directors and officers, as well as some of the experts named in this prospectus, are residents of Canada. As a result, it may be difficult for U.S. investors to:

●	effect service within the United States upon us or those directors, officers and experts who are not residents of the United States; or

●	realize in the United States upon judgments of courts of the United States predicated upon the civil liability provisions of the United States federal securities laws.

TAXATION

Material income tax consequences relating to the purchase, ownership and disposition of any of the securities offered by this prospectus will be set forth in the applicable prospectus supplement relating to the offering of those securities.

DESCRIPTION OF SHARE CAPITAL

We may issue, offer and sell from time to time, in one or more offerings, the following securities:

●	common shares;

●	preferred shares;

●	debt securities;

●	warrants to purchase common shares, preferred shares or debt securities; and

●	units.

The following is a description of the terms and provisions of our shares, preferred shares, debt securities, warrants to purchase common shares, preferred shares or debt securities and units, which we may offer and sell using this prospectus. These summaries are not meant to be a complete description of each security. We will set forth in the applicable prospectus supplement a description of the preferred shares, warrants, and, in certain cases, the common shares that may be offered under this prospectus. The terms of the offering of securities, the initial offering price and the net proceeds to us, as applicable, will be contained in the prospectus supplement and other offering material relating to such offering. The supplement may also add, update or change information contained in this prospectus. This prospectus and any accompanying prospectus supplement will contain the material terms and conditions for each security. You should carefully read this prospectus and any prospectus supplement before you invest in any of our securities.

General

The following is a description of the material terms of our share capital of as set forth in our articles of amalgamation and bylaws, as amended to date, and certain related sections of the OBCA. For more detailed information, please see our articles of amalgamation and bylaws and amendments thereto, which are filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital consists of unlimited common shares, no par value, unlimited series A preferred shares, no par value, unlimited series B preferred shares, no par value, unlimited series C preferred shares, no par value, unlimited series D preferred shares, no par value, unlimited series E preferred shares, no par value, unlimited series F preferred shares, no par value, unlimited series G preferred shares, no par value and unlimited series H preferred shares, no par value. As of August 1, 2024, there were issued and outstanding 20,743,205 common shares and 13,704 series H preferred shares. There are no series A, series B, series C, series D, series E, series F or series G preferred shares outstanding, all of which were converted to common shares, with the exception of series F preferred shares which were never issued or outstanding. Pursuant to our articles of amalgamation, our board of directors has the authority to fix and determine the voting rights, rights of redemption and other rights and preferences of each series of preferred shares. The series H preferred shares outstanding do not have voting rights.

The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of the OBCA and our articles of amalgamation and by-laws. We encourage you to review our:

●	Articles of Amendment dated July 13, 2021

●	Articles of Amendment dated January 4, 2021

●	Articles of Amendment dated September 29, 2020

●	Articles of Amendment dated May 6, 2020;

●	Articles of Amendment dated November 6, 2019;

●	Articles of Amendment dated July 12, 2019;

●	Articles of Amendment dated November 13, 2018;

●	Articles of Amendment dated November 5, 2018;

●	Articles of Amendment dated September 28, 2018;

●	Articles of Amendment dated July 11, 2017;

●	Articles of Amalgamation dated March 24, 2015;

●	By-law No. 1, as amended; and

●	By-law No. 2.

Common Shares

Voting, Dividend and Other Rights. Each outstanding common share entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of common shares have no cumulative voting, pre-emptive, subscription or conversion rights. The board of directors determines if and when distributions may be paid out of legally available funds to the holders. The declaration of any cash dividends in the future will depend on the board of directors' determination as to whether, in light of earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common shares in the foreseeable future.

Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of preferred shares to receive preferential distributions, each outstanding common share may participate pro rata in the assets remaining after payment of, or adequate provision for, all known debts and liabilities.

Majority Voting. In accordance with our by-laws, two holders representing not less than thirty-three and one-third percent (33 1/3%) of the outstanding common shares constitute a quorum at any meeting of the shareholders. A majority of the votes cast at a meeting of shareholders elects directors. The common shares do not have cumulative voting rights. Therefore, the holders of a majority of the outstanding common shares can elect all of the directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors.

Preferred Shares

Under our articles of amalgamation, our board of directors can issue an unlimited amount of preferred shares from time to time in one or more series. Our board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred shares without shareholder approval.

Series H Preferred Shares. The holders of Series H Preferred Shares have the following rights, restrictions and privileges in respect of their preferred shares:

●	The Series H Preferred Shares are convertible into 142.857 common shares for every Series H Preferred Share. Each holder may convert such holders Series H Preferred Shares provided that after such conversion the common shares issuable, together with all the common shares held by the shareholder in the aggregate, would not exceed 9.99% of the total number of outstanding common shares.

●	The holders of Series H Preferred Shares are not entitled to receive dividends and are not entitled to voting rights.

Warrants

As of August 24, 2021, we had the following warrants outstanding:

●	Warrants to purchase 14,286 common shares until February 7, 2027 at an initial exercise price of $28.00 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 14,286 common shares until February 7, 2027 at an initial exercise price of $35.00 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 14,286 common shares until February 7, 2027 at an initial exercise price of $42.00 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 2,162,922 common shares until August 23, 2026, at an initial exercise price of $2.75 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 800,000 common shares until August 11, 2026, at an initial exercise price of $2.75 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 73,556 common shares until April 17, 2026, at an initial exercise price of $1.342 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 121,429 common shares until October 1, 2024 at an initial exercise price of $42.00 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 1,614,299 common shares until September 8, 2026 at an initial exercise price of $66.50 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 370,787 common shares until August 25, 2024 at an initial exercise price of $45.50 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 370,787 common shares until August 25, 2024 at an initial exercise price of $52.50 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

●	Warrants to purchase 285,716 common shares until December 22, 2024 at an initial exercise price of $28.00 per share, subject to adjustment in the event of stock splits, combinations or the like of common shares.

Limitation of Liability and Indemnification of Directors and Officers

Under the OBCA, we may indemnify our current or former directors or officers or another individual who acts or acted at our request as a director or officer, or an individual acting in a similar capacity, of another entity which we are or were a shareholder or creditor of, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of his or her association with us or another entity. The OBCA also provides that we may also advance moneys to a director, officer or other individual for costs, charges and expenses reasonably incurred in connection with such a proceeding; provided that such individual shall repay the moneys if the individual does not fulfill the conditions described below.

However, indemnification is prohibited under the OBCA unless the individual:

●	acted honestly and in good faith with a view to our best interests, or the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at our request; and

●	in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that his or her conduct was lawful.

Our bylaws require us to indemnify each of our current or former directors and officers and each individual who acts or acted at our request as a director or officer of another entity which we are or were a shareholder or creditor of, as well as their respective heirs and successors, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by them in respect of any civil, criminal or administrative action or proceeding to which they were made a party by reason of being or having been a director or officer, except as may be prohibited by the OBCA.

We have entered into indemnity agreements with our directors and executive officers that provide, among other things, that we will indemnify them to the fullest extent permitted by law from and against all liabilities, costs, charges and expenses incurred as a result of their actions in the exercise of their duties as a director or officer; provided that, we shall not indemnify such individuals if, among other things, they did not act honestly and in good faith with a view to our best interests and, in the case of a criminal or penal action, the individuals did not have reasonable grounds for believing that their conduct was lawful.

Material differences between Ontario Corporate Law and Delaware General Corporation Law

Our corporate affairs are governed by our articles of amalgamation and bylaws and the provisions of the OBCA. The OBCA differs from the various state laws applicable to U.S. corporations and their stockholders. The following is a summary of the material differences between the OBCA and the General Corporation Law of the State of Delaware ("DGCL"). This summary is qualified in its entirety by reference to the DGCL, the OBCA and our governing corporate instruments.

Delaware	Ontario

Stockholder/Shareholder Approval of Business Combinations; Fundamental Changes

Under the DGCL, certain fundamental changes such as amendments to the certificate of incorporation (subject to certain exceptions), a merger, consolidation, sale, lease, exchange or other disposition of all or substantially all of the property of a corporation, or a dissolution of the corporation, are generally required to be approved by the holders of a majority of the outstanding stock entitled to vote on the matter, unless the certificate of incorporation requires a higher percentage.

However, under the DGCL, mergers in which, among other requirements, less than 20% of a corporation's stock outstanding immediately prior to the effective date of the merger is issued generally do not require stockholder approval. In addition, mergers in which one corporation owns 90% or more of each class of stock of a second corporation may be completed without the vote of the second corporation's board of directors or stockholders. In certain situations, the approval of a business combination may require approval by a certain number of the holders of a class or series of shares. In addition, Section 251(h) of the DGCL provides that stockholders of a constituent corporation need not vote to approve a merger if: (1) the merger agreement permits or requires the merger to be effected under Section 251(h) and provides that the merger shall be effected as soon as practicable following the tender offer or exchange offer, (2) a corporation consummates a tender or exchange offer for any and all of the outstanding stock of such constituent corporation that would otherwise be entitled to vote to approve the merger, (3) following the consummation of the offer, the stock accepted for purchase or exchanges plus the stock owned by the consummating corporation equals at least the percentage of stock that would be required to adopt the agreement of merger under the DGCL, (4) the corporation consummating the offer merges with or into such constituent corporation, and (5) each outstanding share of each class or series of stock of the constituent corporation that was the subject of and not irrevocably accepted for purchase or exchange in the offer is to be converted in the merger into, or the right to receive, the same consideration to be paid for the shares of such class or series of stock of the constituent corporation irrevocably purchased or exchanged in such offer.

The DGCL does not contain a procedure comparable to a plan of arrangement under the OBCA.	In Under the OBCA, certain extraordinary corporate actions including: amalgamations; arrangements; continuances; sales, leases or exchanges of all or substantially all of the property of a corporation; liquidations and dissolutions are required to be approved by special resolution.

A "special resolution" is a resolution (i) submitted to a special meeting of the shareholders of a corporation duly called for the purpose of considering the resolution and passed at the meeting by at least two-thirds of the votes cast, or (ii) consented to in writing by each shareholder of the corporation entitled to vote on the resolution.

In the case of an offering company, an "ordinary resolution" is a resolution that is submitted to a meeting of the shareholders of a corporation and passed, with or without amendment, at the meeting by at least a majority of the votes cast, in person or by proxy.

Under the OBCA, shareholders of a class or series of shares are entitled to vote separately as a class in the event of certain transactions that affect holders of the class or series of shares in a manner different from the shares of another class or series of the corporation, whether or not such shares otherwise carry the right to vote.

Under the OBCA, arrangements are permitted. An arrangement may include an amalgamation, a transfer of all or substantially all the property of the corporation, and a liquidation and dissolution of a corporation. In general, a plan of arrangement is approved by a corporation's board of directors and then is submitted to a court for approval. It is customary for a corporation in such circumstances to apply to a court initially for an interim order governing various procedural matters prior to calling any security holder meeting to consider the proposed arrangement. Arrangements must generally be approved by a special resolution of shareholders. The court may, in respect of an arrangement proposed with persons other than shareholders and creditors, require that those persons approve the arrangement in the manner and to the extent required by the court. The court determines, among other things, to whom notice shall be given and whether, and in what manner, approval of any person is to be obtained and also determines whether any shareholders may dissent from the proposed arrangement and receive payment of the fair value of their shares. Following compliance with the procedural steps contemplated in any such interim order (including as to obtaining security holder approval), the court would conduct a final hearing, which would, among other things, assess the fairness and reasonableness of the arrangement and approve or reject the proposed arrangement.

Special Vote Required for Combinations with Interested Stockholders/Shareholders

203 of the DGCL provides (in general) that, unless otherwise provided in the certificate of incorporation, a corporation may not engage in a business combination with an interested stockholder for a period of three years after the time of the transaction in which the person became an interested stockholder.

The prohibition on business combinations with interested stockholders does not apply in some cases, including if: (1) the board of directors of the corporation, prior to the time of the transaction in which the person became an interested stockholder, approves (a) the business combination or (b) the transaction in which the stockholder becomes an interested stockholder; (2) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or (3) the board of directors and the holders of at least two-thirds of the outstanding voting stock not owned by the interested stockholder approve, at an annual or special meeting of stockholders, the business combination on or after the time of the transaction in which the person became an interested stockholder.

For the purpose of Section 203, the DGCL, subject to specified exceptions, generally defines an interested stockholder to include any person who, together with that person's affiliates or associates, (1) owns 15% or more of the outstanding voting stock of the corporation (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or (2) is an affiliate or associate of the corporation and owned 15% or more of the outstanding voting stock of the corporation, in each case, at any time within the previous three years.	to "business combinations", rules and policies of certain Canadian securities regulatory authorities, including Multilateral Instrument 61-101-Protection of Minority Security Holders in Special Transactions ("MI 61-101"), contain requirements in connection with, among other things, "related party transactions" and "business combinations", including, among other things, any transaction by which an issuer directly or indirectly engages in the following with a related party: acquires, sells, leases or transfers an asset, acquires the related party, acquires or issues treasury securities, amends the terms of a security if the security is owned by the related party or assumes or becomes subject to a liability or takes certain other actions with respect to debt.

The term "related party" includes, inter alia, directors, senior officers and holders of more than 10% of the voting rights attached to all outstanding voting securities of the issuer or holders of a sufficient number of any securities of the issuer to materially affect control of the issuer.

MI 61-101 requires, subject to certain exceptions, the preparation of a formal valuation relating to certain aspects of the transaction and more detailed disclosure in the proxy materials sent to security holders in connection with a related party transaction including related to the valuation. MI 61-101 also requires, subject to certain exceptions, that an issuer not engage in a related party transaction unless the shareholders of the issuer, other than shares held by the related parties, approve the transaction by a simple majority of the disinterested votes cast.

Appraisal Rights; Rights to Dissent; Compulsory Acquisition

Under the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which the stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction.

For example, a stockholder is entitled to appraisal rights in the case of a merger or consolidation if the stockholder is required to accept in exchange for his or her shares anything other than: (1) shares of stock of the corporation surviving or resulting from the merger or consolidation, or depository receipts in respect thereof; (2) shares of any other corporation, or depository receipts in respect thereof, that on the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 stockholders; (3) cash instead of fractional shares of the corporation or fractional depository receipts of the corporation; or (4) any combination of the shares of stock, depository receipts and cash instead of the fractional shares or fractional depository receipts.	Under the OBCA, each of the following matters listed will entitle shareholders to exercise rights of dissent and to be paid the fair value of their shares: (i) any amalgamation with another corporation (other than with certain affiliated corporations); (ii) an amendment to the corporation's articles to add, change or remove any provisions restricting the issue, transfer or ownership of a class or series of shares; (iii) an amendment to the corporation's articles to add, change or remove any restriction upon the business or businesses that the corporation may carry on or the powers that the corporation may exercise; (iv) a continuance under the laws of another jurisdiction; (v) a sale, lease or exchange of all or substantially all the property of the corporation other than in the ordinary course of business; and (vi) where a court order permits a shareholder to dissent in connection with an application to the court for an order approving an arrangement. However, a shareholder is not entitled to dissent if an amendment to the articles is effected by a court order approving a reorganization or by a court order made in connection with an action for an oppression remedy. The OBCA provides these dissent rights for both listed and unlisted shares.

Under the OBCA, a shareholder may, in addition to exercising dissent rights, seek an oppression remedy for any act or omission of a corporation which is oppressive or unfairly prejudicial to or that unfairly disregards a shareholder's interests. The OBCA's oppression remedy enables a court to make an order to rectify the matters complained of if the court is satisfied upon application by a complainant (as defined herein) that in respect of a corporation or any of its affiliates, (i) any act or omission of the corporation or any of its affiliates effects or threatens to effect a result; (ii) the business or affairs of the corporation or any of its affiliates are, have been or are threatened to be carried on or conducted in a manner; or (iii) the powers of the directors of the corporation or any of its affiliates are, have been or are threatened to be exercised in a manner, that is oppressive or unfairly prejudicial to or that unfairly disregards the interests of any securityholder, creditor, director or officer of the corporation. The oppression remedy provides the court with broad and flexible jurisdiction to make any order it thinks fit including but not limited to: amending the articles of a corporation, issuing or exchanging securities, setting aside transactions, and appointing or replacing directors.

For the purposes of the oppression remedy, a "complainant" includes current and former registered and beneficial owners of a security of the corporation or any of its affiliates, a director or an officer or former director or officer of the corporation or any of its affiliates, as well as any other person whom the court considers appropriate.

The OBCA provides a right of compulsory acquisition for an offeror that acquires 90% of a corporation's securities pursuant to a take-over bid or issuer bid, other than securities held at the date of the bid by or on behalf of the offeror. The OBCA also provides that where a person, its affiliates and associates acquire 90% or more of a class of equity securities of a corporation, then the holder of any securities of that class not counted for the purposes of calculating such percentage is entitled to require the corporation to acquire the holder's securities of that class in accordance with the procedure set out in the OBCA.

Stockholder/Shareholder Consent to Action Without Meeting

Under the DGCL, unless otherwise provided in the certificate of incorporation, any action that can be taken at a meeting of the stockholders (except stockholder approval of a transaction with an interested stockholder, which may be given only by vote at a meeting of the stockholders) may be taken without a meeting if written consent to the action is signed by the holders of outstanding stock having not less than the minimum number of votes necessary to authorize or take the action at a meeting of the stockholders.	Under the OBCA, a written resolution signed by all the shareholders of a corporation who would have been entitled to vote on the resolution at a meeting is effective to approve the resolution.

Special Meetings of Stockholders/Shareholders

Under the DGCL, a special meeting of stockholders may be called by the board of directors or by such persons authorized in the certificate of incorporation or the by-laws.	The OBCA provides that our shareholders may requisition a special meeting in accordance with the OBCA. The OBCA provides that the holders of not less than 5% of our issued shares that carry the right to vote at a meeting may requisition our directors to call a special meeting of shareholders for the purposes stated in the requisition. If the directors do not call such meeting within 21 days after receiving the requisition despite the technical requirements under the OBCA having been met, any shareholder who signed the requisition may call the special meeting.

Distributions and Dividends; Repurchases and Redemptions

Under the DGCL, subject to any restrictions contained in the certificate of incorporation, a corporation may declare and pay dividends out of capital surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year, as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by issued and outstanding shares having a preference upon the distribution of assets. Surplus is defined in the DGCL as the excess of the net assets over capital, as such capital may be adjusted by the board of directors.

A Delaware corporation may purchase or redeem shares of any class except when its capital is impaired or would be impaired by the purchase or redemption. A corporation may, however, purchase or redeem out of capital shares that are entitled upon any distribution of its assets to a preference over another class or series of its shares if the purchased or redeemed shares are to be retired and the capital reduced.	Under the OBCA, , a corporation may pay a dividend in money or other property unless there are reasonable grounds for believing that the corporation is or after the payment would be unable to pay its liabilities as they become due or the realizable value of its assets would thereby be less than the aggregate of its liabilities and its stated capital of all classes.

The OBCA provides that no special rights or restrictions attached to a series of any class of shares confer on the series a priority in respect of dividends or return of capital over any other series of shares of the same class. Any such restrictions are set forth in our articles.

Under the OBCA, the purchase or other acquisition by a corporation of its shares is generally subject to solvency tests similar to those applicable to the payment of dividends (as set out above). We are permitted, under our articles, to acquire any of our shares, subject to the special rights and restrictions attached to such class or series of shares and the approval of our board of directors.

Under the OBCA, subject to solvency tests similar to those applicable to the payment of dividends (as set out above), a corporation may redeem, on the terms and in the manner provided in its articles, any of its shares that has a right of redemption attached to it.

Vacancies on Board of Directors

Under the DGCL, a vacancy or a newly created directorship may be filled by a majority of the directors then in office, although less than a quorum, or by the sole remaining director, unless otherwise provided in the certificate of incorporation or by-laws. Directors chosen to fill vacancies generally hold office until the next election of directors. If, however, a corporation's directors are divided into classes, a director chosen to fill a vacancy holds office until the next election of the class for which such director was chosen.	Under the OBCA, vacancies that exist on the board of directors may generally be filled by the board of directors if the remaining directors constitute a quorum. In the absence of a quorum, the remaining directors shall call a meeting of shareholders to fill the vacancy.

Our articles of amalgamation set out a minimum number of directors of one (1) and maximum number of directors of ten (10). Under the OBCA, where a minimum and maximum number of directors of a corporation is provided for in its articles, the number of directors of the corporation and the number of directors to be elected at the annual meeting of the shareholders shall be such number as shall be determined from time to time by special resolution or, if the special resolution empowers the directors to determine the number, by resolution of the directors. Where such a resolution is passed (which resolution has been previously approved by a corporation), the directors may not, between meetings of shareholders, appoint an additional director if, after such appointment, the total number of directors would be greater than one and one-third times the number of directors required to have been elected at the last annual meeting of shareholders.

Constitution of Directors

The DGCL does not have residency requirements, but a corporation may prescribe qualifications for directors under its certificate of incorporation or by-laws.	Under the OBCA and our articles of amalgamation, the board of directors must consist of at least three members so long as we remain an "offering corporation" for purposes of the OBCA, which includes a corporation whose securities are listed on a recognized stock exchange such as the Nasdaq. Under the OBCA, the shareholders of a corporation elect directors by ordinary resolution at each annual meeting of shareholders at which such an election is required. Under the OBCA, so long as we remain an offering corporation, at least one-third of our directors must not be officers or employees of our company or our affiliates.

Removal of Directors; Terms of Directors

Under the DGCL, except in the case of a corporation with a classified board of directors (unless the certificate of incorporation provides otherwise) or in the case of a corporation with cumulative voting, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares entitled to vote at an election of directors.	Under the OBCA, shareholders of a corporation may, by resolution passed by a majority of the vote cast thereon at a meeting of shareholders, remove a director and may elect any qualified person to fill the resulting vacancy. If holders of a class or series of shares have the exclusive right to elect one or more directors, a director elected by them may only be removed by an ordinary resolution at a meeting of the shareholders of that class or series.

The OBCA provides that shareholders shall elect at each annual meeting of shareholders at which an election of directors is required, directors to hold office for a term expiring not later than the close of the third annual meeting of shareholders following the election. It is not necessary that all directors elected at a meeting of shareholders hold office for the same term. A director not elected for an expressly stated term ceases to hold office at the close of the first annual meeting of shareholders following his or her election.

Inspection of Books and Records

Under the DGCL, any holder of record of stock or a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, upon written demand, inspect the corporation's books and records during business hours for a proper purpose and may make copies and extracts therefrom.	Under the OBCA, registered holders of shares, beneficial owners of shares and creditors of a corporation, their agents and legal representatives may examine the records of the corporation during the usual business hours of the corporation, and may take extracts from those records, free of charge, and, if the corporation is an offering corporation, any other person may do so upon payment of a reasonable fee.

Amendment of Governing Documents

Under the DGCL, a certificate of incorporation may be amended if: (1) the board of directors adopts a resolution setting forth the proposed amendment, declaring its advisability and specifying whether the stockholders will vote on the amendment at a special meeting or annual meeting of stockholders; provided that, unless required by the certificate of incorporation, no meeting or vote is required to adopt an amendment for certain specified changes; and (2) the holders of a majority of shares of stock entitled to vote on the matter approve the amendment, unless the certificate of incorporation requires the vote of a greater number of shares.

The DGCL requires that certain amendments to a certificate of incorporation be approved by a particular class of stockholders. If an amendment requires a class vote, it must be approved by a majority of the outstanding stock of the class entitled to vote on the matter, unless a greater proportion is specified in the certificate of incorporation or other provisions of the DGCL.

Under the DGCL, a corporation's stockholders may amend its by-laws. The board of directors also may amend a corporation's by-laws if so authorized in the certificate of incorporation.	Under the OBCA, amendments to the articles of incorporation generally require the approval of not less than two-thirds of the votes cast by shareholders entitled to vote on the special resolution. In certain cases, holders of a class or series of shares are entitled to vote separately on the resolution.

Under the OBCA, the directors may, by resolution, make, amend or repeal any by-laws that regulate the business or affairs of a corporation. The by-law, amendment or repeal is generally effective immediately; however, the directors must submit the by-law, amendment or repeal to the shareholders at the next meeting of shareholders, and the shareholders may confirm, reject or amend the by-law, amendment or repeal.

Indemnification of Directors and Officers

Under the DGCL, subject to specified limitations in the case of derivative suits brought by a corporation's stockholders in its name, a corporation may indemnify any person who is made a party to any action, suit or proceeding on account of being a director, officer, employee or agent of the corporation (or who was serving at the request of the corporation in such capacity for another corporation, partnership, joint venture, trust or other enterprise) against expenses (including attorneys' fees), judgements, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding if: (1) the individual acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation; and (2) in a criminal action or proceeding, the individual had no reasonable cause to believe that his or her conduct was unlawful. Without court approval, however, no indemnification may be made in respect of any derivative action in which an individual is adjudged liable to the corporation, except to the extent the Court of Chancery or the court in which such action or suit was brought determines, in its discretion, that such person is fairly and reasonably entitled to indemnity.

If a director or officer successfully defends a third-party or derivative action, suit or proceeding, the DGCL requires that the corporation indemnify such director or officer for expenses (including attorneys' fees) actually and reasonably incurred in connection with his or her defense.

Under the DGCL, a corporation may advance expenses relating to the defense of any proceeding to directors and officers upon the receipt of an undertaking by or on behalf of the individual to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified.	Under the OBCA, a corporation may indemnify a director or officer of the corporation, a former director or officer of the corporation or another individual who acts or acted at the corporation's request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the corporation or other entity, and the corporation may advance moneys to such indemnified persons.

The foregoing indemnification is prohibited under the OBCA unless the individual (i) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of any other entity for which the individual acted as a director or officer or in a similar capacity at the corporation's request and (ii) if the matter is a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual's conduct was lawful.

In addition to any indemnity the corporation may elect to provide, the OBCA provides that an individual referred to above is entitled to an indemnity from the corporation against all costs, charges and expenses reasonably incurred by the individual in connection with the defense of any civil, criminal, administrative, investigative or other proceeding to which the individual is subject because of the individual's association with the corporation or other entity referred to above, if, in addition to fulfilling the conditions in (i) and (ii) above, the individual was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done.

The corporation may also, with the approval of a court, indemnify an individual referred to above or advance moneys to such individual in respect of an action by or on behalf of the corporation or other entity to obtain a judgement in its favor, to which the individual is made a party because of the individual's association with the corporation or other entity, if the individual fulfils the conditions in (i) above.

Our by-laws provide that we shall indemnify the foregoing persons on substantially the terms set forth above.

Limited Liability of Directors

The DGCL permits the adoption of a provision in a corporation's certificate of incorporation limiting or eliminating the monetary liability of a director to a corporation or its stockholders by reason of a director's breach of the fiduciary duty of care. The DGCL does not permit any limitation of a director's liability for:

(1) breaching the duty of loyalty to the corporation or its stockholders; (2) acts or omissions not in good faith; (3) engaging in intentional misconduct or a known violation of law; (4) obtaining an improper personal benefit from the corporation; or (5) paying a dividend or approving a stock repurchase that was illegal under applicable law.	The OBCA does not permit the limitation of a director's liability as the DGCL does.

Under the OBCA, directors and officers owe a fiduciary duty to the corporation. Every director and officer of a corporation must act honestly and in good faith with a view to the best interests of the corporation and must also exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances.

Directors will not be found liable for breach of their duties where they exercise the care, diligence and skill that a reasonably prudent person would have exercised in comparable circumstances. This includes good faith reliance on: financial statements and reports represented by an auditor or officer of the corporation to fairly present the financial position of the corporation; advice or reports from an officer or employee of the corporation where it is reasonable in the circumstances to rely on such information; and, reports from an engineer, lawyer, accountant, or other person whose profession lends credibility to a statement made by any such person.

Stockholder/Shareholder Lawsuits

Under the DGCL, a stockholder may bring a derivative action on behalf of a corporation to enforce the corporation's rights if he or she was a stockholder at the time of the transaction which is the subject of the action. Additionally, under Delaware case law, a stockholder must have owned stock in the corporation continuously until and throughout the litigation to maintain a derivative action. Delaware law also requires that, before commencing a derivative action, a stockholder must make a demand on the directors of the corporation to assert the claim, unless such demand would be futile. A stockholder also may commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action have been met.	Under the OBCA, a "complainant", which includes a current or former shareholder (including a beneficial shareholder), director or officer of a corporation or its affiliates (or former director or officer of the corporation or its affiliates) and any other person who, in the discretion of the court, is an appropriate person, may make an application to court to bring an action in the name and on behalf of a corporation or any of its subsidiaries, or intervene in an action to which any such body corporate is a party, for the purpose of prosecuting, defending or discontinuing the action on behalf of the body corporate (a derivative action).

No derivative action may be brought unless notice of the application has been given to the directors of the corporation or its subsidiary not less than fourteen days before bringing the application and the court is satisfied that (i) the directors of the corporation or the subsidiary will not bring, diligently prosecute or defend or discontinue the action, (ii) the complainant is acting in good faith and (iii) it appears to be in the interests of the corporation or its subsidiary that the action be brought, prosecuted, defended or discontinued. A complainant is not required to provide the notice referred to above if all of the directors of the corporation or its subsidiary are defendants in the action.

In connection with a derivative action, the court may make any order it thinks fit, including an order requiring the corporation or its subsidiary to pay reasonable legal fees and any other costs reasonably incurred by the complainant in connection with the action.

Blank Check Preferred Stock/Shares

Under the DGCL, a corporation's certificate of incorporation may authorize the board of directors to issue new classes of preferred shares with voting, conversion, dividend distribution and other rights to be determined by the board of directors at the time of issuance. Such authorization could prevent a takeover attempt and thereby preclude stockholders from realizing a potential premium over the market value of their shares.

In addition, Delaware law does not prohibit a corporation from adopting a shareholder rights plan, or "poison pill", which could prevent a takeover attempt and also preclude stockholders from realizing a potential premium over the market value of their shares.	Under our articles of amalgamation, preferred shares may be issued in one or more series. Accordingly, our board of directors is authorized, without shareholder approval, but subject to the provisions of the OBCA, to determine the maximum number of shares of each series, create an identifying name for each series and attach such special rights or restrictions, including dividend, liquidation and voting rights, as our board of directors may determine, and such special rights or restrictions, including dividend, liquidation and voting rights, may be superior to the common voting shares.

The issuance of preferred shares, or the issuance of rights to purchase preferred shares, could make it more difficult for a third-party to acquire a majority of our outstanding shares and thereby have the effect of delaying, deferring or preventing a change of control of us or an unsolicited acquisition proposal or of making the removal of management more difficult. Additionally, the issuance of preferred shares may have the effect of decreasing the market price of our subordinate voting shares.

The OBCA does not prohibit a corporation from adopting a shareholder rights plan, or "poison pill", which could prevent a takeover attempt and also preclude shareholders from realizing a potential premium over the market value of their shares. However, unlike Delaware law, pursuant to applicable Canadian securities laws, Canadian securities regulators have frequently ceased traded shareholder rights plans in the face of a take-over bid.

Advance Notification Requirements for Proposals of Stockholders/Shareholders

Delaware corporations' by-laws typically provide that stockholders may introduce a proposal to be voted on at an annual or special meeting of the stockholders, including nominees for election to the board of directors, only if they provide notice of such proposal to the secretary of the corporation in advance of the meeting. In addition, advance notice by-laws frequently require stockholders to provide information about their board of directors nominees, such as a nominee's age, address, employment and beneficial ownership of shares of the corporation's capital stock. The stockholder may also be required to disclose, among other things, his or her own name, share ownership and any agreement, arrangement or understanding with respect to such nomination.

For other proposals, the proposing stockholder is often required by the by-laws to provide a description of the proposal and any other information relating to such stockholder or beneficial owner, if any, on whose behalf that proposal is being made, that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitation of proxies for the proposal and pursuant to and in accordance with the Exchange Act and the rules and regulations promulgated thereunder.	Under the OBCA, the directors of a corporation are required to call an annual meeting of shareholders no later than fifteen months after holding the last preceding annual meeting. Under the OBCA, the directors of a corporation may call a special meeting at any time. In addition, the OBCA provides that holders of not less than five percent of the issued shares of a corporation that carry the right to vote at a meeting sought to be held may requisition the directors to call a meeting of shareholders.

In our by-laws, we have included certain advance notice provisions with respect to the election of its directors (the "Advance Notice Provisions"). Only persons who are nominated by shareholders in accordance with the Advance Notice Provisions will be eligible for election as directors at any annual meeting of shareholders, or at any special meeting of shareholders if one of the purposes for which the special meeting was called was the election of directors. Under the Advance Notice Provisions, a shareholder wishing to nominate a director would be required to provide us notice, in the prescribed form, within the prescribed time period.

Other Important Provisions in Articles of Amalgamation and Bylaws

The following is a summary of certain important provisions of our articles of amalgamation and bylaws, as amended. Please note that this is only a summary, is not intended to be exhaustive and is qualified in its entirety by reference to the articles of amalgamation and bylaws. For further information, please refer to the full version of the articles of amalgamation and bylaws, copies of which are filed as exhibits to the registration statement of which this prospectus forms a part.

Objects and Purposes

Our articles of amalgamation do not contain and are not required to contain a description of our objects and purposes. There is no restriction contained in our articles of amalgamation on the business that we may carry on.

Directors

Interested Transactions

The OBCA states that a director must disclose to us, in accordance with the provisions of the OBCA, the nature and extent of an interest that the director has in a material contract or material transaction, whether made or proposed, with us, if the director is a party to the contract or transaction, is a director or an officer or an individual acting in a similar capacity of a party to the contract or transaction, or has a material interest in a party to the contract or transaction.

A director who holds an interest in respect of any material contract or transaction into which we have entered or propose to enter is not entitled to vote on any directors' resolution to approve that contract or transaction, unless the contract or transaction:

●	relates primarily to the director's remuneration as a director, officer, employee or agent of our company or an affiliate of our company;

●	is for indemnity or insurance otherwise permitted under the OBCA; or

●	is with an affiliate.

Remuneration of Directors

The OBCA provides that the remuneration of directors, if any, may be determined by the directors subject to our articles of amalgamation and bylaws. That remuneration may be in addition to any salary or other remuneration paid to any employees who are also directors.

Age Limit Requirement

Neither our articles of amalgamation nor the OBCA impose any mandatory age-related retirement or non-retirement requirement for directors.

Action Necessary to Change the Rights of Holders of Shares

Shareholders can authorize the amendment of our articles of amalgamation to create or vary the special rights or restrictions attached to any of the shares by passing a special resolution. However, a right or special right attached to any class or series of shares may not be prejudiced or interfered with unless the shareholders holding shares of that class or series to which the right or special right is attached consent by a separate special resolution. A special resolution means a resolution passed by: (1) a majority of not less than two-thirds of the votes cast by the applicable class or series of shareholders who vote in person or by proxy at a meeting or (2) a resolution consented to in writing by all of the shareholders entitled to vote.

Shareholder Meetings

We must hold an annual general meeting of shareholders at least once every year at a time and place determined by the board of directors, provided that the meeting must not be held later than 15 months after the preceding annual general meeting but no later than six months after the end of the preceding financial year. A meeting of shareholders may be held anywhere in Canada, as provided in our bylaws or, at a place outside Canada if our board of directors so determines.

Directors may, at any time, call a special meeting of shareholders. Shareholders holding not less than 5% of the issued voting shares may also cause directors to call a shareholders' meeting.

A notice to convene a meeting, specifying the date, time and location of the meeting, and, where a meeting is to consider special business, the general nature of the special business, must be sent to shareholders, to each director and the auditor not less than 21 days prior to the meeting, although, as a result of applicable securities laws, the time for notice is effectively longer. Under the OBCA, shareholders entitled to notice of a meeting may waive or reduce the period of notice for that meeting, provided applicable securities laws requirements are met. The accidental omission to send notice of any meeting of shareholders to, or the non-receipt of any notice by, any person entitled to notice does not invalidate any proceedings at that meeting.

As required by Nasdaq Listing Rules, a quorum for meetings is two persons present and holding, or represented by proxy, 33.3% of the issued shares entitled to be voted at the meeting. If a quorum is not present at the opening of the meeting, the shareholders may adjourn the meeting to a fixed time and place but may not transact any further business.

Holders of outstanding common shares are entitled to attend meetings of shareholders. Except as otherwise provided with respect to any particular series of preferred shares, and except as otherwise required by law, the holders of preferred shares are not entitled as a class to receive notice of, or to attend or vote at any meetings of shareholders. Directors, the secretary (if any), the auditor and any other persons invited by the chairman or directors or with the consent of those at the meeting are entitled to attend at any meeting of shareholders but will not be counted in the quorum or be entitled to vote at the meeting unless he or she is a shareholder or proxyholder entitled to vote at the meeting.

Director Nominations

Pursuant to a bylaw relating to the advance notice of nominations of directors, shareholders seeking to nominate candidates for election as directors other than pursuant to a proposal or requisition of shareholders made in accordance with the provisions of the OBCA must provide timely written notice to the corporate secretary. To be timely, a shareholder's notice must be received (i) in the case of an annual meeting of shareholders, not less than 30 days prior to the date of the annual meeting of shareholders; provided, however, that in the event that the annual meeting of shareholders is to be held on a date that is less than 50 days after the date on which the first public announcement of the date of the annual meeting was made, notice by the shareholder must be received not later than the close of business on the 10th day following the date of such public announcement; and (ii) in the case of a special meeting (which is not also an annual meeting) of shareholders called for any purpose which includes the election of directors to the board of directors, not later than the close of business on the 15th day following the day on which the first public announcement of the date of the special meeting was made. This bylaw also prescribes the proper written form for a shareholder's notice.

Impediments to Change of Control

Our articles of amalgamation do not contain any change of control limitations with respect to a merger, acquisition or corporate restructuring that involves our company.

Compulsory Acquisition

The OBCA provides that if, within 120 days after the date of a take-over bid made to shareholders of a corporation, the bid is accepted by the holders of not less than 90% of the shares (other than the shares held by the offeror or an affiliate of the offeror) of any class of shares to which the bid relates, the offeror is entitled to acquire (on the same terms on which the offeror acquired shares under the take-over bid) the shares held by those holders of shares of that class who did not accept the take-over bid. If a shareholder who did not accept the take-over bid (a dissenting offeree) does not receive an offeror's notice, with respect to a compulsory acquisition (as described in the preceding sentence), that shareholder may require the offeror to acquire those shares on the same terms under which the offeror acquired (or will acquire) the shares owned by the shareholders who accepted the take-over bid.

Ownership and Exchange Controls

Competition Act

Limitations on the ability to acquire and hold common shares may be imposed by the Competition Act (Canada). This legislation establishes a pre-merger notification regime for certain types of merger transactions that exceed certain statutory shareholding and financial thresholds. Mergers that are subject to notification cannot be closed until the required materials are filed and the applicable statutory waiting period has expired or been waived by the Commissioner of Competition (the "Commissioner"). Further, the Competition Act (Canada) permits the Commissioner to review any acquisition of control over or of a significant interest in our company, whether or not it is subject to mandatory notification. This legislation grants the Commissioner jurisdiction, for up to one year, to challenge this type of acquisition before the Canadian Competition Tribunal if it would, or would be likely to, substantially prevent or lessen competition in any market in Canada.

Investment Act (Canada)

The Investment Act (Canada) requires notification and, in certain cases, advance review and approval by the Government of Canada of an investment to establish a new Canadian business by a non-Canadian or of the acquisition by a non-Canadian of "control" of a "Canadian business", all as defined in the Investment Act (Canada). Generally, the threshold for advance review and approval will be higher in monetary terms for a member of the World Trade Organization. The Investment Act (Canada) generally prohibits the implementation of such a reviewable transaction unless, after review, the relevant minister is satisfied that the investment is likely to be of net benefit to Canada.

The Investment Act (Canada) contains various rules to determine if there has been an acquisition of control. For example, for purposes of determining whether an investor has acquired control of a corporation by acquiring shares, the following general rules apply, subject to certain exceptions. The acquisition of a majority of the voting shares of a corporation is deemed to be acquisition of control of that corporation. The acquisition of less than a majority but one-third or more of the voting shares of a corporation is presumed to be an acquisition of control of that corporation unless it can be established that, on the acquisition, the corporation is not controlled in fact by the acquiror through the ownership of voting shares. The acquisition of less than one-third of the voting shares of a corporation is deemed not to be acquisition of control of that corporation.

In addition, under the Investment Act (Canada), national security review on a discretionary basis may also be undertaken by the federal government in respect of a much broader range of investments by a non-Canadian to "acquire, in whole or in part, or to establish an entity carrying on all or any part of its operations in Canada, with the relevant test being whether such an investment by a non-Canadian could be "injurious to national security." The Minister of Industry has broad discretion to determine whether an investor is a non-Canadian and therefore may be subject to national security review. Review on national security grounds is at the discretion of the federal government and may occur on a pre- or post-closing basis.

Any of these provisions may discourage a potential acquirer from proposing or completing a transaction that may have otherwise presented a premium to our shareholders. We cannot predict whether investors will find us and our common shares less attractive because we are governed by foreign laws.

Transfer Agent and Registrar

The registrar and transfer agent for our common shares is TSX Trust Company, located at 301 - 100 Adelaide Street West, Toronto, Ontario M5H 4H1.

DESCRIPTION OF COMMON SHARES

We may issue our common shares either alone or underlying other securities convertible into or exercisable or exchangeable for our common shares.

Holders of our common shares are entitled to certain rights and subject to certain conditions as set forth in our articles of amalgamation and bylaws, as amended. See "Description of Share Capital - Common Shares."

DESCRIPTION OF PREFERRED SHARES

Preferred Shares

Authority of Board of Directors to Create Series and Fix Rights. Under our certificate of amalgamation, as amended, our board of directors can issue an unlimited amount of preferred shares from time to time in one or more series. Our board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of preferred shares without shareholder approval.

Outstanding Preferred Shares. Holders of our outstanding preferred shares are entitled to certain rights and subject to certain conditions as set forth in our articles of amalgamation and by-laws, as amended. See "Description of Share Capital - Preferred Shares."

DESCRIPTION OF DEBT SECURITIES

We may issue series of debt securities, which may include debt securities exchangeable for or convertible into common shares or preferred shares. When we offer to sell a particular series of debt securities, we will describe the specific terms of that series in a supplement to this prospectus. The following description of debt securities will apply to the debt securities offered by this prospectus unless we provide otherwise in the applicable prospectus supplement. The applicable prospectus supplement for a particular series of debt securities may specify different or additional terms.

The debt securities offered by this prospectus may be secured or unsecured, and may be senior debt securities, senior subordinated debt securities or subordinated debt securities. The debt securities offered by this prospectus may be issued under an indenture between us and the trustee under the indenture. The indenture may be qualified under, subject to, and governed by, the Trust Indenture Act of 1939, as amended. We have summarized selected portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement on Form S-3, of which this prospectus is a part, and you should read the indenture for provisions that may be important to you.

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and detailed or determined in the manner provided in a board of directors' resolution, an officers' certificate and by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to the series, including any pricing supplement.

We may issue any amount of debt securities under the indenture, which may be in one or more series with the same or different maturities, at par, at a premium or at a discount. We will set forth in a prospectus supplement, including any related pricing supplement, relating to any series of debt securities being offered, the initial offering price, the aggregate principal amount offered and the terms of the debt securities, including, among other things, the following:

●	the title of the debt securities;

●	the price or prices (expressed as a percentage of the aggregate principal amount) at which we will sell the debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the date or dates on which we will repay the principal on the debt securities and the right, if any, to extend the maturity of the debt securities;

●	the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will be payable and any regular record date for any interest payment date;

●	the place or places where the principal of, premium, and interest on the debt securities will be payable, and where the debt securities of the series that are convertible or exchangeable may be surrendered for conversion or exchange;

●	any obligation or right we have to redeem the debt securities pursuant to any sinking fund or analogous provisions or at the option of holders of the debt securities or at our option, and the terms and conditions upon which we are obligated to or may redeem the debt securities;

●	any obligation we have to repurchase the debt securities at the option of the holders of debt securities, the dates on which and the price or prices at which we will repurchase the debt securities and other detailed terms and provisions of these repurchase obligations;

●	the denominations in which the debt securities will be issued;

●	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

●	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

●	the currency of denomination of the debt securities;

●	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

●	if payments of principal of, premium or interest on, the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

●	the manner in which the amounts of payment of principal of, premium or interest on, the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies other than that in which the debt securities are denominated or designated to be payable or by reference to a commodity, commodity index, stock exchange index or financial index;

●	any provisions relating to any security provided for the debt securities;

●	any addition to or change in the events of default described in the indenture with respect to the debt securities and any change in the acceleration provisions described in the indenture with respect to the debt securities;

●	any addition to or change in the covenants described in the indenture with respect to the debt securities;

●	whether the debt securities will be senior or subordinated and any applicable subordination provisions;

●	a discussion of material income tax considerations applicable to the debt securities;

●	any other terms of the debt securities, which may modify any provisions of the indenture as it applies to that series; and

●	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities.

We may issue debt securities that are exchangeable for and/or convertible into common shares or preferred shares. The terms, if any, on which the debt securities may be exchanged and/or converted will be set forth in the applicable prospectus supplement. Such terms may include provisions for exchange or conversion, which can be mandatory, at the option of the holder or at our option, and the manner in which the number of common shares, preferred shares or other securities to be received by the holders of debt securities would be calculated.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the U.S. federal income tax considerations, and other special considerations applicable to any of these debt securities in the applicable prospectus supplement. If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

We may issue debt securities of a series in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

The indenture and the debt securities will be governed by, and construed in accordance with, the internal laws of the State of New York, unless we otherwise specify in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS

We may issue and offer warrants under the material terms and conditions described in this prospectus and any accompanying prospectus supplement. The accompanying prospectus supplement may add, update or change the terms and conditions of the warrants as described in this prospectus.

General

We may issue warrants to purchase our common shares, preferred shares or debt securities. Warrants may be issued independently or together with any securities and may be attached to or separate from those securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all of which will be described in the prospectus supplement relating to the warrants we are offering. The warrant agent will act solely as our agent in connection with the warrants and will not have any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

Equity Warrants

Each equity warrant issued by us will entitle its holder to purchase the equity securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Equity warrants may be issued separately or together with equity securities.

The equity warrants are to be issued under equity warrant agreements to be entered into between us and one or more banks or trust companies, as equity warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of the equity warrants, the equity warrant agreements relating to the equity warrants and the equity warrant certificates representing the equity warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the equity warrants;

●	the initial offering price;

●	the aggregate amount of equity warrants and the aggregate amount of equity securities purchasable upon exercise of the equity warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	if applicable, the designation and terms of the equity securities with which the equity warrants are issued, and the amount of equity warrants issued with each equity security;

●	the date, if any, on and after which the equity warrants and the related equity security will be separately transferable;

●	if applicable, the minimum or maximum amount of the equity warrants that may be exercised at any one time;

●	the date on which the right to exercise the equity warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of tax, accounting or other considerations applicable to the equity warrants;

●	anti-dilution provisions of the equity warrants, if any;

●	redemption or call provisions, if any, applicable to the equity warrants; and

●	any additional terms of the equity warrants, including terms, procedures and limitations relating to the exchange and exercise of the equity warrants.

Holders of equity warrants will not be entitled, solely by virtue of being holders, to vote, to consent, to receive dividends, to receive notice as shareholders with respect to any meeting of shareholders for the election of directors or any other matters, or to exercise any rights whatsoever as a holder of the equity securities purchasable upon exercise of the equity warrants.

Debt Warrants

Each debt warrant issued by us will entitle its holder to purchase the debt securities designated at an exercise price set forth in, or to be determinable as set forth in, the related prospectus supplement. Debt warrants may be issued separately or together with debt securities.

The debt warrants are to be issued under debt warrant agreements to be entered into between us, and one or more banks or trust companies, as debt warrant agent, as will be set forth in the applicable prospectus supplement and this prospectus.

The particular terms of each issue of debt warrants, the debt warrant agreement relating to the debt warrants and the debt warrant certificates representing debt warrants will be described in the applicable prospectus supplement, including, as applicable:

●	the title of the debt warrants;

●	the initial offering price;

●	the title, aggregate principal amount and terms of the debt securities purchasable upon exercise of the debt warrants;

●	the currency or currency units in which the offering price, if any, and the exercise price are payable;

●	the title and terms of any related debt securities with which the debt warrants are issued and the amount of the debt warrants issued with each debt security;

●	the date, if any, on and after which the debt warrants and the related debt securities will be separately transferable;

●	the principal amount of debt securities purchasable upon exercise of each debt warrant and the price at which that principal amount of debt securities may be purchased upon exercise of each debt warrant;

●	if applicable, the minimum or maximum amount of warrants that may be exercised at any one time;

●	the date on which the right to exercise the debt warrants will commence and the date on which the right will expire;

●	if applicable, a discussion of United States federal income tax, accounting or other considerations applicable to the debt warrants;

●	whether the debt warrants represented by the debt warrant certificates will be issued in registered or bearer form, and, if registered, where they may be transferred and registered;

●	anti-dilution provisions of the debt warrants, if any;

●	redemption or call provisions, if any, applicable to the debt warrants; and

●	any additional terms of the debt warrants, including terms, procedures and limitations relating to the exchange and exercise of the debt warrants.

Debt warrant certificates will be exchangeable for new debt warrant certificates of different denominations and, if in registered form, may be presented for registration of transfer, and debt warrants may be exercised at the corporate trust office of the debt warrant agent or any other office indicated in the related prospectus supplement. Before the exercise of debt warrants, holders of debt warrants will not be entitled to payments of principal of, premium, if any, or interest, if any, on the debt securities purchasable upon exercise of the debt warrants, or to enforce any of the covenants in the indentures governing such debt securities.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units. For more information on how you can obtain copies of the applicable unit agreement if we offer units, see "Where You Can Find More Information" and "Incorporation of Certain Information by Reference." We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

PLAN OF DISTRIBUTION

We may sell or distribute the securities offered by this prospectus, from time to time, in one or more offerings, as follows:

●	through agents;

●	to dealers or underwriters for resale;

●	directly to purchasers;

●	in "at-the-market offerings," within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market, on an exchange or otherwise; or

●	through a combination of any of these methods of sale.

The prospectus supplement with respect to the securities may state or supplement the terms of the offering of the securities.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing security holders. In some cases, we or dealers acting for us or on our behalf may also repurchase securities and reoffer them to the public by one or more of the methods described above. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

Our securities distributed by any of these methods may be sold to the public, in one or more transactions, either:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to prevailing market prices; or

●	at negotiated prices.

Sale through Underwriters or Dealers

If underwriters are used in the sale, the underwriters will acquire the securities for their own account, including through underwriting, purchase, security lending or repurchase agreements with us. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions. Underwriters may sell the securities in order to facilitate transactions in any of our other securities (described in this prospectus or otherwise), including other public or private transactions and short sales. Underwriters may offer the securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless otherwise indicated in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

If dealers are used in the sale of securities offered through this prospectus, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. The applicable prospectus supplement will include the names of the dealers and the terms of the transaction.

Direct Sales and Sales through Agents

We may sell the securities offered through this prospectus directly. In this case, no underwriters or agents would be involved. Such securities may also be sold through agents designated from time to time. The applicable prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable to the agent. Unless otherwise indicated in the applicable prospectus supplement, any agent will agree to use its commonly reasonable efforts to solicit purchases for the period of its appointment. We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those shares. The terms of any such sales will be described in the applicable prospectus supplement.

Offered securities may be sold at a fixed price or prices, which may be changed, or at varying prices determined at the time of sale. Any agent involved in the offer or sale of the offered securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the supplement relating to that offering. Unless otherwise specified in connection with a particular offering of securities, any such agent will be acting on a best efforts basis for the period of its appointment.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which it may conduct an electronic "dutch auction" or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of such offered securities, if so described in the applicable prospectus supplement.

Delayed Delivery Contracts

If the applicable prospectus supplement indicates, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The applicable prospectus supplement will describe the commission payable for solicitation of those contracts.

Market Making, Stabilization and Other Transactions

Unless the applicable prospectus supplement states otherwise, each series of offered securities will be a new issue and will have no established trading market. We may elect to list any series of offered securities on an exchange. Any underwriters that we use in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.

Any underwriter may also engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions involve bids to purchase the underlying security in the open market for the purpose of pegging, fixing or maintaining the price of the securities. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions.

Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

Derivative Transactions and Hedging

We and the underwriters may engage in derivative transactions involving the securities. These derivatives may consist of short sale transactions and other hedging activities. The underwriters may acquire a long or short position in the securities, hold or resell securities acquired and purchase options or futures on the securities and other derivative instruments with returns linked to or related to changes in the price of the securities. In order to facilitate these derivative transactions, we may enter into security lending or repurchase agreements with the underwriters. The underwriters may affect the derivative transactions through sales of the securities to the public, including short sales, or by lending the securities in order to facilitate short sale transactions by others. The underwriters may also use the securities purchased or borrowed from us or others (or, in the case of derivatives, securities received from us in settlement of those derivatives) to directly or indirectly settle sales of the securities or close out any related open borrowings of the securities.

Loans of Securities

We may loan or pledge securities to a financial institution or other third parties that in turn may sell the securities using this prospectus and an applicable prospectus supplement.

General Information

Agents, underwriters, and dealers may be entitled, under agreements entered into with us, to indemnification by us, against certain liabilities, including liabilities under the Securities Act. Our agents, underwriters, and dealers, or their affiliates, may be customers of, engage in transactions with or perform services for us or our affiliates, in the ordinary course of business for which they may receive customary compensation.

Conflicts of Interest

Underwriters, dealers and agents may be entitled, under agreements with us, to indemnification by us relating to material misstatements and omissions in our offering documents. Underwriters, dealers and agents may engage in transactions with, or perform services for, us in their ordinary course of business.

Except for securities issued upon a reopening of a previous series, each series of offered securities will be a new issue of securities and will have no established trading market. Any underwriters to whom offered securities are sold for public offering and sale may make a market in such offered securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. The offered securities may or may not be listed on a securities exchange. No assurance can be given that there will be a market for the offered securities.

LEGAL MATTERS

The validity of the debt securities, warrants and units offered by this prospectus, to the extent governed by the laws of the State of New York, will be passed upon for us by Pryor Cashman LLP, our special United States counsel. The validity of the common and preferred shares, the debt securities, the warrants and the units to the extent governed by Ontario law, will be passed upon for us by Meretsky Law Firm, our special legal counsel as to Ontario, Canada law. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements of our company incorporated into this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report (which contains an explanatory paragraph regarding our ability to continue as a going concern) of MaloneBailey, LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The office of MaloneBailey, LLP is located at 10370 Richmond Ave., Suite 600, Houston, TX 77042.

$10,300,000

Common Shares

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PROSPECTUS SUPPLEMENT

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A.G.P. Maxim Group LLC

July 31, 2026